QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOLSON COORS BREWING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Molson Coors Brewing Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 16, 2007

        The Annual Meeting of Stockholders of MOLSON COORS BREWING COMPANY will be held at 11:00 a.m. local time on May 16, 2007 at the Company's Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, for the following purposes:

  (1)
  To elect 14 directors;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 30, 2007; and

  (3)
  To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

        In accordance with the Bylaws and action of the Board of Directors, stockholders of record at the close of business on March 20, 2007, will be entitled to notice of, and to vote at, the meeting and any and all adjournments or postponements thereof.

By order of the Board of Directors,

Samuel D. Walker
Senior Vice President, Chief Legal Officer, and Secretary

April 9, 2007

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy or voting instruction card.

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MOLSON COORS BREWING COMPANY, a Delaware corporation (Molson Coors or the Company), for use at the Annual Meeting of Stockholders, which will be held at 11:00 a.m. local time, Wednesday, May 16, 2007 at the Company's Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, and at any and all adjournments or postponements of that meeting. This proxy statement and the enclosed proxy or voting instruction card are being sent to stockholders on or about April 9, 2007. Molson Coors has dual executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5.

BACKGROUND

Voting Securities

        The outstanding classes of Molson Coors capital stock include its Class A common stock and Class B common stock. In addition, Molson Coors has one share of special Class A voting stock and one share of special Class B voting stock outstanding, through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and subsidiary of Molson Coors (Exchangeco), may exercise their voting rights with respect to Molson Coors. The exchangeable shares were issued in connection with the February 2005 merger of Molson Inc. (Molson) and Adolph Coors Company (Coors), pursuant to which Coors changed its name to Molson Coors Brewing Company (the Merger). These shares were issued to certain holders of Molson shares in lieu of receiving shares of Molson Coors Class A and/or Class B common stock. The special voting stock provides a mechanism for holders of exchangeable shares, which are intended to be substantially the economic equivalent of the Molson Coors common stock, to vote with the corresponding class of Molson Coors common stock. The special Class A and Class B voting stock are entitled to one vote for each Exchangeco Class A and Class B exchangeable share, respectively, excluding shares held by Molson Coors, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote. This structure provides voting rights to a holder of the exchangeable shares through a voting trust arrangement. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, respectively (other than Molson Coors), on the relevant record date.

        Except in the limited circumstances provided in the certificate of incorporation, including the right of the holders of the Class B common stock and special Class B voting stock, voting together as a single class, to elect three directors to the Board, the right to vote for all purposes is vested exclusively in the holders of the Class A common stock and special Class A voting stock, voting together as a single class. The holders of Class A common stock are entitled to one vote for each share held, without the right to cumulate votes for the election of directors. The Adolph Coors Jr. Trust dated September 12, 1969 (the Coors Trust), which held approximately 42.1% of the voting power of the Molson Coors Class A common stock as of March 20, 2007, and Pentland Securities (1981) Inc. and its subsidiary (collectively Pentland), which held approximately 42.1% of the voting power of Molson Coors Class A common stock as of March 20, 2007, are parties to voting trust agreements combining their voting power over the Molson Coors Class A common stock and Exchangeco Class A exchangeable shares they own. Pursuant to the voting trust agreements, the Coors Trust has deposited into trust all of its shares of Molson Coors Class A common stock, and Pentland has deposited into trust all of its Exchangeco Class A exchangeable shares and Molson Coors Class A common stock. These shares, together with any other shares deposited into the trust, will be voted as a block by the trustees in the manner described in the voting trust agreements.

        At the close of business on March 20, 2007, the record date for the annual meeting, there were outstanding 1,337,386 shares of Class A common stock and 70,184,640 shares of Class B common stock, 1 share of special Class A voting stock (representing 1,657,114 Exchangeco Class A exchangeable shares) and 1 share of special Class B voting stock (representing 16,057,517 Exchangeco Class B exchangeable shares). Only stockholders of record at the close of business on March 20, 2007 are entitled to vote at the annual meeting.

INFORMATION FOR HOLDERS OF EXCHANGECO STOCK

        Through a voting trust arrangement, holders of Exchangeco Class A and Class B exchangeable shares are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock. The exchangeable shares (and ancillary rights thereto) provide holders thereof with dividend and other rights which are substantially the economic equivalent of those shares of the corresponding classes of Molson Coors common stock.

        The exchangeable shares are non-voting (except as required by the provisions attaching to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this proxy statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate Exchangeco annual meeting of the holders of exchangeable shares. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.

        Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of Molson Coors rather than Exchangeco, information respecting Exchangeco (otherwise than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.

        Holders of exchangeable shares effectively have a participating interest in Molson Coors and not a participating interest in Exchangeco and it is therefore the information relating to Molson Coors that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the annual meeting.

        If you hold Class A and/or Class B exchangeable shares, please see the section entitled "Information About the Annual Meeting—Voting Instructions for Class A and Class B Exchangeable Shares" below and the enclosed proxy card for details on how to vote.

INFORMATION ABOUT THE ANNUAL MEETING

Quorum

        The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting. Shares held by Molson Coors in treasury do not count toward a quorum.

Required Vote

        The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in our certificate of incorporation and bylaws. The directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote for the relevant directors. This means that the nominees with the most votes by those eligible to vote for such directors will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote (defined below) will not affect the outcome of the election. The ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm will be approved if the votes cast by holders of Class A common voting stock and Class A exchangeable shares favoring the ratification exceed the votes cast opposing the ratification.

  Abstentions and Broker Non-Votes

        Abstentions and broker non-votes (defined below) are counted for the purpose of determining whether a quorum is present at the annual meeting. For the purpose of determining whether a proposal (except for the election of directors) has been approved, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote. Broker non-votes will not be counted as votes in favor of approval for purposes of determining whether a proposal has been approved.

  Voting by Proxy for Class A and Class B Common Stock

        You may vote by either: (1) following the internet or telephone voting instructions on the enclosed proxy card; or (2) dating and signing the enclosed proxy card and promptly returning it by mail in the postage-paid envelope provided (which must be received in time to be voted at the meeting). A signed and completed proxy card received by Molson Coors prior to or at the annual meeting will be voted as instructed. If your broker or other nominee holds your shares in its name, carefully follow the instructions given to you by your broker or other intermediary to ensure that your shares are properly voted.

Voting of Proxies

        All properly executed proxies that Molson Coors receives prior to the vote at the annual meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy card. If you submit a validly executed proxy without providing direction, the proxy will be voted in favor of approval of the proposals.

        If you hold shares through a broker, the broker will direct you on how to instruct them to vote your shares or submit a proxy or give voting instructions. If your shares are held in "street name," your broker or nominee may permit you to instruct them how to vote by telephone or via the internet. Please check your voting instruction card or contact your broker or nominee to determine whether these methods are available to you.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients (who are the beneficial owners of the shares), brokers have discretion to vote the shares on routine matters but not on non-routine matters. A "broker non-vote" occurs when a broker does not have discretionary voting authority and has not received instructions from the beneficial owners of the shares. Broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting, but will not be counted as votes in favor of approval for purposes of determining whether a proposal has been approved.

        Failing to return your proxy or attend the annual meeting will reduce the number of votes cast at the annual meeting and may contribute to a lack of a quorum. Consequently, we urge you to return the enclosed proxy card with your vote marked, or to vote using one of the other available methods.

        Molson Coors does not expect that any matter or proposal other than the proposals described in this document will be brought before the annual meeting or any adjournment. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters on which the grantor of the proxy is entitled to vote.

Revocation of Proxies

        You can change your vote at any time before your proxy is voted at the annual meeting. If you are a registered holder, you can do this in one of three ways.

  •
  First, before the annual meeting, you can deliver a signed notice of revocation of proxy to the Secretary of Molson Coors at the address specified below.

  •
  Second, you can complete and submit a later-dated proxy card.

  •
  Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy; rather, you must also vote at the annual meeting in order to revoke your previously submitted proxy.

        If you want to change your proxy directions by mail, you should send any notice of revocation or your completed new proxy card, as the case may be, to Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202, Telephone: 303-277-3500, Facsimile: 303-277-2601. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Voting Instructions for Class A and Class B Exchangeable Shares

        As discussed above, holders of Exchangeco Class A and Class B exchangeable shares (other than Molson Coors) are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A and/or Class B exchangeable shares as of the record date, you may provide voting instructions to CIBC Mellon Trust Company, as trustee, by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your Class A and/or Class B exchangeable shares held by a broker, bank, or other nominee in accordance with your duly executed instructions received no later than 5:00 p.m., Montréal time, on May 11, 2007. If you do not send instructions and do not otherwise attend the meeting to vote in person as discussed below, the trustee will not be able to vote your Class A and/or Class B exchangeable shares. You may revoke previously given voting instructions prior to 5:00 p.m., Montréal time, on May 11, 2007, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date. For additional information, please refer to your proxy card.

Voting in Person

        You may come to the annual meeting and cast your vote there; however, we urge you to complete and return the proxy card accompanying this proxy statement whether or not you plan to attend. If you are a holder of record of Class A and/or Class B common stock and plan to attend the annual meeting, please indicate this when you submit your proxy card. When you arrive at the annual meeting, you will be asked to present photo identification, such as a driver's license.

        If you are a beneficial owner of Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held by a broker, bank, or other nominee, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held in nominee name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

        Stockholders whose shares of voting stock are held in "street name" must either direct the record holder of their shares as to how to vote their shares of voting stock or obtain a proxy from the record holder to vote at the meeting. Street name stockholders should check the voting instruction cards used by their brokers, banks or nominees for specific instructions on methods of voting, including by telephone or via the internet. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

        A representative of CIBC Mellon Trust Company, as trustee for the shares of Exchangeco, will be present at the annual meeting to receive votes from holders of Class A and/or Class B exchangeable shares that personally attend the annual meeting and who have not otherwise voted as described herein.

Voting Instructions for Shares Held in Retirement Plans

        If you participate in the Molson Coors Savings & Investment Plan, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m. (EDT) on May 11, 2007. If you do not send instructions, the trustee will not be able to vote the share equivalents credited to your account. You may also revoke previously given voting instructions prior to 5:00 p.m. (EDT) on May 11, 2007, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Solicitation of Proxies

        Solicitation of proxies will be made by use of the mail or, if consented to by a stockholder, by electronic transmission over the internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by Molson Coors. Solicitation by mail, telephone, telefax, electronic transmission over the internet or personal contact may be done by directors, officers and other employees of Molson Coors, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Molson Coors stock as of the record date will be requested to forward proxy solicitation material to the beneficial owners of such shares and will be reimbursed by Molson Coors for their reasonable expenses.

        In addition, Molson Coors has retained Georgeson Inc., 17 State Street, New York, NY 10004, to assist in the solicitation of proxies by mail, telephone, telefax, e-mail and personal solicitation. For these services, Molson Coors will pay Georgeson a fee of $8,000, plus custodial charges and reimbursement for actual expenses and any broker or bank charges paid by Georgeson on behalf of the Company.

        Stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of this proxy statement and Annual Report to Stockholders, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders. Molson Coors will deliver promptly, upon written or oral request, a separate copy of this proxy statement and Annual Report to Stockholders to stockholders at a shared address that received a single copy of the documents. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit a request to Molson Coors by telephone at 303-277-3500, by facsimile at 303-277-2601, or in writing to: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Stockholders desiring to eliminate duplicate mailings should contact their broker, bank or other nominee for more information.

ELECTION OF DIRECTORS
(Proposal No. 1)

        Fourteen directors are to be elected at the annual meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified, as follows:

  •
  11 directors will be elected by the holders of Molson Coors Class A common stock and the special Class A voting stock (the votes of which are directed by holders of Class A exchangeable shares of Exchangeco), voting together as a single class; and

  •
  three directors will be elected by the holders of the Molson Coors Class B common stock and the special Class B voting stock (the votes of which are directed by holders of Class B exchangeable shares of Exchangeco), voting together as a single class.

        Each of the directors has consented to serve if elected. If any of them becomes unavailable to serve as a director, a substitute nominee may be designated in accordance with the certificate of incorporation and bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the certificate of incorporation and bylaws. For information on the nomination of our Class A Directors and Class B Directors, please refer to "Board of Directors and Corporate Governance—Nomination of Directors" below.

Name	Age	Business Experience, Public Company Directorships Held
Class A Directors
Francesco Bellini	59
		Director of Molson Coors since February 2005. Dr. Bellini previously served as a director of Molson since 1997, where he served on the Audit and Finance Committee, the Environment, Health and Safety Committee, and the Human Resources and Pension Fund Committee. He has served on Boards of various public and private companies. Dr. Bellini has been Chairman, President and Chief Executive Officer of Neurochem Inc., a leading Canadian biopharmaceutical company, since 2002. He is also Chairman of Picchio International, Inc., Picchio Pharma Inc., Innodia Inc., Adaltis Inc., and ViroChem Pharma Inc., all companies involved in healthcare. A pioneer in the Canadian biopharmaceutical industry, he was co-founder of Biochem Pharma, as well as Chairman & Chief Executive Officer from 1986 to 2001. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored or co-authored more than twenty patents over his 20-year career as a research scientist. Dr. Bellini is an Officer of the Order of Canada.
Rosalind G. Brewer	44
		Director of Molson Coors since February 2006. Ms. Brewer has been Senior Vice President and Division President of Operations and Regional General Manager of Wal-Mart Stores, Inc. since 2006. From 2004 to 2006, she served as President of Global Nonwovens division of Kimberly-Clark Corporation. Ms. Brewer had been with Kimberly-Clark since 1984, and held a variety of leadership positions across multiple businesses spanning technology and business aspects of the company. Ms. Brewer is immediate past president of Georgia's non-profit Board of Directors Network, and serves on several other non-profit boards. She holds a B.S. in Chemistry from Spelman College, and has been a trustee of Spelman College since 2006.

Peter H. Coors	60
		Director and Vice Chairman of the Board of Molson Coors since February 2005. Mr. Coors previously served as Chairman of the Board of Adolph Coors Company since 2002, and was Chief Executive Officer from May 2000 to July 2002. He has served as a director of Coors Brewing Company, a subsidiary of the Company, since 1973, has been the Executive Chairman since 2002, and was Chief Executive Officer from 1992 to 2000. Since joining Adolph Coors Company in 1971, he has served in a number of different executive and management positions for both Molson Coors and Coors Brewing Company. He has been a director of U.S. Bancorp and of Energy Corp. of America since 1996.
Melissa Coors Osborn	35
		Director of Molson Coors since February 2005. Since March 2007, Ms. Coors Osborn has served as Director, CBC Strategy, prior to which she had served as Group Manager, CBC Strategy since 2005. Beginning in 1996, Ms. Coors Osborn served in a variety of managerial positions in Coors Brewing Company with emphasis on international markets. She has served as Caribbean area manager developing strategic annual business plans for the Caribbean markets, business development manager with emphasis on growth in profit and market share in key Coors Brewing Company markets, and brand manager for Coors Light, managing Molson Coors development and implementation of marketing strategy for the Hispanic market. She earned an M.B.A. (Marketing) from the University of Denver and holds a B.S. degree from Georgetown University in Foreign Service (Latin American Studies).
Franklin W. Hobbs IV	59
		Director of Molson Coors since February 2005. Mr. Hobbs previously served as a director of Coors Brewing Company since 2001. Mr. Hobbs is a graduate of Harvard College and Harvard Business School. He served as Chief Executive Officer and director for the investment bank, Houlihan Lokey Howard & Zukin from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co. Inc., an investment bank, from 1972 through 2000, finally serving as chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. He has been an operating partner with One Equity Partners, a private equity investment firm, since 2004. He also serves on the Board of Directors of Lord, Abbett & Co., and is President of the Board of Trustees at Milton Academy.
Leo Kiely	60
		Director and Chief Executive Officer of Molson Coors since February 2005. Mr. Kiely previously served as a director of Coors Brewing Company since 1989. He was appointed Chief Executive Officer of Adolph Coors Company in July 2002 and served as Chief Executive Officer of Coors Brewing Company from May 2000 to March 2005. He served as President and Chief Operating Officer of Coors Brewing Company from March 1993 to May 2000. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo.

Gary S. Matthews	49
		Director of Molson Coors since November 2005. Mr. Matthews has served as President of Simmons Bedding Company since 2006, and as President and Chief Executive Officer of Sleep Innovations since 2005, both bedding products manufacturers and distributors. He also served as President, Worldwide Consumer Medicine for Bristol-Myers Squibb Company, a manufacturer and distributor of pharmaceuticals and other health care related products, from 2001 to 2005, as President and Chief Executive Officer of privately-held Derby Cycle Corporation from 1999-2001, and as Managing Director/ Chief Executive Officer, UK and President and Chief Executive Officer, Guinness Import USA from 1996 to 1999. Prior to joining Diageo (Guinness) plc, he served in various positions at PepsiCo, Inc., and McKinsey & Company. He is a graduate of Princeton University and Harvard Business School.
Andrew T. Molson	39
		Director of Molson Coors since February 2005. Mr. Molson is a partner and Vice-Chairman of Res Publica Consulting Group, a Montréal-based holding and management company for two leading professional services firms, National Public Relations and Cohn and Wolfe -- Canada, both offering strategic public relations counsel to a wide range of businesses. He became a member of the Québec bar in 1994 and holds a law degree from Laval University, an A.B. from Princeton University and a Masters in corporate governance and ethics (Msc) from the University of London (Birkbeck College). In 2003, he was elected fellow and professional administrator of the Institute of Chartered Secretaries and Administrators. He is Vice President of the Molson Foundation and a director of the McCord Museum of Canadian history, the Montréal Fluency Centre, the Ste-Justine Hospital Foundation and Concordia University.
Eric H. Molson	69
		Director and Chairman of the Board of Molson Coors since February 2005. Mr. Molson previously served as a director of Molson since 1974 and served as Chairman of the Board since 1988, where he was a member of the Corporate Governance Committee and Environment, Health and Safety Committee. He is also director of the Montréal General Hospital Corporation and Foundation, the Canadian Irish Studies Foundation and Vie des Arts. He has served as Chancellor of Concordia University. Mr. Molson received an A.B. with Honors in Chemistry from Princeton University. He earned a Master Brewer Certificate from the United States Brewers Academy and studied economics at the McGill Graduate School. Mr. Molson is a Member of the Order of Canada.

Pamela H. Patsley	50
		Director of Molson Coors since February 2005. Ms. Patsley previously served as a director of Coors Brewing Company since 1996. In 2002, she was appointed President of First Data International, an international provider of electronic commerce and payment solutions for financial institutions and merchants. From 2000 to 2002, she served as Senior Executive Vice President of First Data Corp. and President of First Data Merchant Services, First Data Corp.'s merchant processing enterprise, which also includes the TeleCheck check guarantee and approval business. Prior to joining First Data, she served as President, Chief Executive Officer and director of Paymentech. She began her Paymentech career as a founding officer of First USA, Inc. Before joining First USA, she was with KPMG Peat Marwick. She is a director of Texas Instruments Inc.
H. Sanford Riley	56
		Director of Molson Coors since February 2005. Mr. Riley previously served as a director of Molson since 1999. He has been President and Chief Executive Officer of Richardson Financial Group, Ltd., a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman in 2002. He served on the Board of Great West Lifeco until 2002, and has served as a director of The North West Company since 2002. His community affiliations include serving as Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a B.A. from Queen's University and an LLB from Osgoode Hall Law School. Mr. Riley is a Member of the Order of Canada.
Class B Directors
John E. Cleghorn	65
		Director of Molson Coors since February 2005. Mr. Cleghorn previously served as a director of Molson since 2003. He has been Chairman of the Board of Canadian Pacific Railway since May 2006 and has been a director since 2001. Mr. Cleghorn has been Chairman of the Board of SNC-Lavalin Group Inc., an international engineering and construction company, since 2002. He retired as Chairman of the Board and Chief Executive Officer of the Royal Bank of Canada in 2001, a position he had held since 1995. He held several senior positions at Royal Bank of Canada including President in 1986, Director in 1987, Chief Operating Officer in 1990, Chief Executive Officer in 1994 and Chairman and Chief Executive Officer in 1995. He graduated with a B.Comm. from McGill University in 1962, where he is Governor Emeritus and a member of the McGill Desautels Faculty of Management's International Advisory Board. He is an Officer of the Order of Canada and a Fellow of the Institute of Chartered Accountants in Ontario and Québec.

Charles M. Herington	47
		Director of Molson Coors since February 2005. Mr. Herington previously served as a director of Coors Brewing Company since 2003. Mr. Herington became President for Latin America with the Avon Products Company in 2006. Before that he was President and Chief Executive Officer of America Online Latin America for seven years. (In June 2005, America Online Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company's recovery and liquidation plan.) He served as President of Revlon Latin America during 1998, prior to which he held various executive positions with PepsiCo Restaurants International, including serving as Regional Vice President of Kentucky Fried Chicken, Pizza Hut and Taco Bell for South America, Central America and the Caribbean from 1990 to 1997. He also held several high level positions in management and marketing with Procter & Gamble in Canada, Puerto Rico and Mexico during the 10 years before his association with PepsiCo. He currently serves as a director of NII Holdings, Inc. (formerly known as Nextel International), and ADVO Inc.
David P. O'Brien	65
		Director of Molson Coors since February 2005. Mr. O'Brien previously served as a director of Molson since 2002. He has been the Chairman of the Board of Directors of the Royal Bank of Canada since February 2004. He has also been Chairman of the Board of Directors of EnCana Corporation, an oil and gas company, since 2002. He was Chairman of the Board of Directors and Chief Executive Officer of Encana Corp., a crude petroleum and natural gas developer, from 2001 through 2002 and, before that, he had been Chairman of Encana since 1991. He was Chairman of the Board of Directors, President and Chief Executive Officer of Canadian Pacific Limited, an energy, hotels and transportation company, from 1996 to 2001. He is also a director of TransCanada Pipelines Limited. Mr. O' Brien is Chancellor of Concordia University and a director of the C.D. Howe Institute, a research and educational institution.

        There are no family relationships among any of the directors other than Mr. Peter H. Coors and Ms. Melissa Coors Osborn, who are father and daughter, and Messrs. Eric H. and Andrew T. Molson, who are father and son.

        The Board of Directors recommends a vote FOR each of the persons listed above, and proxies that are returned will be so voted unless otherwise instructed.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Corporate governance of Molson Coors is determined with reference to its charter and bylaws, the rules and regulations of the U.S. Securities & Exchange Commission, and the listing requirements of both the New York and Toronto Stock Exchanges. The Toronto Stock Exchange has agreed to defer to the NYSE most regulatory matters that would otherwise be applicable to Molson Coors, provided that Molson Coors remains in compliance with the requirements of the NYSE. Accordingly, unless specifically noted in this section, references to compliance with NYSE rules also presume compliance with the corresponding Toronto Stock Exchange governance rules.

  Board Size

        As set forth in our bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15 (twelve Class A directors, including two management directors as described below, and three Class B directors); however, for purposes of this annual meeting, only 14 directors are being nominated for election. There will be one Class A director vacancy, as described in more detail below, and the Board does not currently plan to fill this vacancy. At the annual meeting, votes may not be cast for a greater number of director nominees than the 14 nominees named in the proxy statement. Our certificate of incorporation and bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies).

  Nomination of Directors

        Because more than 50% of the voting power of Molson Coors is controlled by the Coors and Molson families through the voting trust agreements described above, Molson Coors is a "controlled company" under the NYSE listing standards. The listing standards permit controlled companies to rely on exemptions from certain corporate governance-related requirements, including the requirement that the board have a nominating committee composed entirely of independent directors with a written charter addressing matters specified by the NYSE. Molson Coors has elected to rely on this exemption. Accordingly, nominees for election to the Board will be selected by the full Board, and by a Nominating Committee and nominating subcommittees established pursuant to the Molson Coors certificate of incorporation. The chart below illustrates how our directors are nominated and who is entitled to elect them:

Nominating Body		Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Melissa Coors Osborn	-->	5 director nominees to be elected by Class A common stock and special Class A voting stock (3 of whom shall be independent)
Class A-M Nominating Subcommittee: Eric H. Molson Andrew T. Molson	-->	5 director nominees to be elected by Class A common stock and special Class A voting stock (3 of whom shall be independent)
Nominating Committee: Peter H. Coors Melissa Coors Osborn Eric H. Molson Andrew T. Molson John E. Cleghorn	-->
2 director nominees to be elected by Class A common stock and special Class A voting stock (must include Chief Executive Officer (currently Leo Kiely) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant))
Molson Coors Brewing Company Board of Directors	-->	3 director nominees to be elected by Class B common stock and special Class B voting stock (all of whom shall be independent)

Class A-C and A-M Nominating Subcommittees (Non-Board Level):

        The Class A-M nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process as Molson directors. The Class A-M nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Molson directors are independent as defined under our certificate of incorporation. The Class A-M nominating subcommittee is currently comprised of Eric H. Molson and Andrew T. Molson.

        The Class A-C nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process as Coors directors. The Class A-C nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Coors directors are independent as defined under our certificate of incorporation. The Class A-C nominating subcommittee is currently comprised of Peter H. Coors and Melissa Coors Osborn.

        The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson director and fills newly-created seats designated to be filled by Molson directors, and the Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors director and fills newly-created seats designated to be filled by Coors directors.

        The Class A-M nominating subcommittee ceases to have the right to make nominations if Pentland, and other Molson family stockholders from time to time party to the voting trust agreements, cease to beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 2% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 825,000 shares must be Class A common stock and/or Class A exchangeable shares. Similarly, the Class A-C nominating subcommittee ceases to have the right to make nominations if the Coors Trust or the specified members of the Coors family who select the Coors family representative no longer beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 3% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 825,000 shares must be Class A common stock and/or Class A exchangeable shares. In either case, if the applicable nominating committee ceases to have the right to make nominations, then the committee will be disbanded and independent directors (as that term is defined in the Molson Coors certificate of incorporation) will replace the subcommittee's members on the nominating committee.

Nominating Committee:

        A stand-alone nominating committee (the Nominating Committee): (1) nominates two candidates meeting the qualifications described below to stand for election by the holders of Class A common stock and special Class A voting stock; (2) assists the Board in evaluating candidates for nomination as recommended by the stockholders; and (3) takes up other business properly presented to it.

        The members of the Class A-M and Class A-C nominating subcommittees serve on the Nominating Committee and select another member of the Board who is independent to also serve on the Nominating Committee, currently John E. Cleghorn.

        The full Nominating Committee names two director nominees to stand for election by the holders of Class A common stock and special Class A voting stock, who must be the following people, subject to the fiduciary duties of the committee:

  •
  The Chief Executive Officer of Molson Coors, currently Leo Kiely; and

  •
  A member of management approved by at least two-thirds of the authorized number of directors (including vacancies). The person who previously held this board seat resigned. The Board currently does not plan to fill this position.

        The Nominating Committee also has the power to fill vacancies in the two director positions referred to above (with director candidates meeting the qualifications mentioned above).

Nominations by the Board of Directors:

        The full Board nominates three independent candidates to stand for election by the holders of Class B common stock and special Class B voting stock, and has the power to fill corresponding vacancies. All such nominations require the approval of at least two-thirds of the authorized number of directors (including vacancies) on the Board.

Candidates Recommended by Stockholders:

        The Board will consider and evaluate a Class B director candidate recommended by a stockholder in the same manner as candidates from other sources. The Board will assess any director nominees taking into account several factors including, but not limited to, issues such as the individual's: (i) personal qualities and characteristics, accomplishments and reputation in the business community; (ii) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) skills and personality and their fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity, personal and professional background, experience; and (vi) fit with the perceived needs of both the Company and the Board at the time. The Board will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of Molson Coors.

        Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to Molson Coors following the same procedures set forth under "Stockholder Proposals and Nominations".

Director Independence

        At all times, at least a majority of the Molson Coors directors are independent directors, although Molson Coors is not required to have a majority of independent directors because it is a "controlled company" under NYSE listing standards. The Molson Coors certificate of incorporation contains provisions intended, however, to ensure that at all times a majority of the directors will be independent. The Molson Coors certificate of incorporation defines an independent director as any director who is independent of the management of Molson Coors, and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Molson Coors.

        At its meeting held on February 20, 2007, the Board adopted Director Independence Standards that are consistent with the NYSE listing standards and the Company's certificate of incorporation. These standards are attached as Appendix A. Based on these standards, at its meeting held on February 20, 2007, the Board determined that each of the following directors is independent:

Francesco Bellini Rosalind G. Brewer John E. Cleghorn Charles M. Herington Franklin W. Hobbs IV	Gary S. Matthews David P. O'Brien Pamela H. Patsley H. Sanford Riley

Executive Sessions of Non-employee and Independent Directors and Communications Between Stockholders and the Board

        The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. The chairmanship of such executive sessions rotates among the non-employee directors. In addition, the independent members of the Board meet at each regularly scheduled meeting. The chairmanship of such sessions rotates among the independent directors.

        Interested parties, including stockholders, may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist Molson Coors in effectively addressing your concern, you may choose to remain anonymous, and Molson Coors will use reasonable efforts to protect your identity to the extent appropriate or permitted by law.

Corporate Governance Guidelines; Code of Business Conduct

        The Board has adopted Board of Directors Charter and Corporate Governance Guidelines to promote the functioning of the Board and its committees, and to set forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of Board performance.

        In addition, all of Molson Coors' directors and employees, including its Chief Executive Officer, Chief Financial Officer, and other senior financial officers, are bound by Molson Coors' Code of Business Conduct, which complies with the requirements of the New York Stock Exchange and the SEC to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Molson Coors intends to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on its website within four business days following the date of such amendment or waiver.

Available Information

        Molson Coors' current Corporate Governance Guidelines, Code of Business Conduct, and written charters for its Audit, and Compensation and Human Resources Committees are posted on our website at www.molsoncoors.com. Stockholders may also request a free copy of these documents from: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

  Directors' Attendance

        There were eight meetings of the Board of Molson Coors during 2006. In 2006, no director attended less than 75% of the sum of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during such period. Directors are expected (but not formally required) to attend annual meetings of stockholders. Each of the current directors attended the 2006 annual meeting.

  Board Committees

        The Board currently has three separately designated standing committees: the Audit Committee, the Compensation and Human Resources Committee and the Finance Committee. In addition to the three standing committees, the Board may from time to time establish additional committees.

        The following table breaks down the current membership for each of our Board committees.

Audit Committee	Compensation and Human Resources Committee	Finance Committee

Francesco Bellini	Rosalind G. Brewer	Peter H. Coors
John E. Cleghorn*	Charles M. Herington	Franklin W. Hobbs IV*
Franklin W. Hobbs IV	Pamela H. Patsley	Gary S. Matthews
David P. O'Brien	H. Sanford Riley*	David P. O'Brien

*
Denotes Chairman of the committee.

  Audit Committee

        The Audit Committee has four members and met nine times in 2006. The Audit Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules, the Company's certificate of incorporation and Director Independence Standards, and Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that each of Messrs. Cleghorn and Hobbs are Audit Committee Financial Experts within the meaning stipulated by the Securities and Exchange Commission.

        The Audit Committee's responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

  •
  Assist the Board in review and oversight of the conduct and integrity of Molson Coors' financial reporting to any governmental or regulatory body, the public or other users thereof;

  •
  Assist the Board in review and oversight of Molson Coors' systems of internal control or financial reporting and disclosure controls and procedures;

  •
  Assist the Board in review and oversight of the qualifications, engagement, compensation, independence and performance of Molson Coors' independent registered public accounting firm, their conduct of the annual audit, and their engagement for any other lawful services;

  •
  Assist the Board in review and oversight of Molson Coors' legal and regulatory compliance; and

  •
  Prepare the Audit Committee report required by the rules and regulations of the Securities and Exchange Commission to be included in Molson Coors' annual proxy statement.

  Compensation and Human Resources Committee

        The Compensation and Human Resources Committee has four members and met five times in 2006. The Compensation and Human Resources Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules and the Company's certificate of incorporation and Director Independence Standards.

        The Compensation and Human Resources Committee's responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

  •
  Review and approve compensation levels for the Company's executive officers, although the entire Board must approve Chief Executive Officer compensation;

  •
  Review and approve management incentive compensation policies and programs;

  •
  Review and approve equity compensation programs for Molson Coors' employees, and exercise discretion in the administration of such programs; and

  •
  Produce an annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in Molson Coors' annual proxy statement.

        The Committee is also authorized to select, retain and approve the fees of compensation consultants, outside counsel and other advisors. Molson Coors pays the necessary or appropriate expenses of the Committee.

        The details of the processes and procedures used for determining compensation of the Company's executive officers are set forth in the Compensation Discussion & Analysis beginning on page 28.

        The Compensation and Human Resources Committee engages Compensation Strategies, Inc. (Compensation Strategies) as its compensation consultant to provide independent advice and assist in the development and evaluation of the Company executive and director compensation policies. The role of Compensation Strategies with respect to compensation decisions in 2006 is set forth in more detail in the Compensation Discussion & Analysis beginning on page 28.

        The Compensation and Human Resources Committee Report on Executive Compensation is included on page 34 of this proxy statement.

  Finance Committee

        The Finance Committee has four members and met four times in 2006. Each of the members of the Finance Committee, other than Mr. Coors, is a non-employee Director and whom the Board has determined is independent pursuant to the New York Stock Exchange rules and the Company's certificate of incorporation.

        The Finance Committee's responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

  •
  Oversee and review the Company's financial and investment policies, strategies and guidelines;

  •
  Monitor the Company's financial condition and its requirements for funds;

  •
  Monitor the Company's debt portfolio, interest rate risk and expense management, credit facilities and liquidity;

  •
  Review and approve the amounts, timing, types and terms of the issuance of public and private debt securities by the Company;

  •
  Monitor relationships with credit rating agencies and the ratings given to the Company; and

  •
  Review periodically the Company's hedging plans, transactions and results.

RATIFY APPOINTMENT OF AUDITORS
(Proposal No. 2)

        The Board of Directors is asking stockholders to consider and act upon a proposal for the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP (PwC) as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2007. PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2006.

        Although current law, rules and regulations, as well as the Charter of the Audit Committee, require the Company's independent registered public accounting firm to be engaged and supervised by the Audit Committee, the Board is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection of the external auditor and may conclude that it is in the best interests of the Company to retain PwC for the current fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

        Representatives of PwC are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

Fees

        Set forth below are the aggregate fees billed by PwC for professional services rendered to Molson Coors during fiscal years 2006 and 2005:

	Fiscal Year
	2006	2005
	(in thousands)
Audit Fees(1)	$4,127	$4,236
Audit-Related Fees(2)	116	593
Tax Fees(3)	6	252
All Other Fees(4)	23	0
Total Fees	$4,272	$5,081

(1)
Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2006 and 2005 and the quarterly reviews of our financial statements included in Forms 10-Q. In fiscal 2005, includes amounts related to our offering of debt securities.

(2)
Includes amounts related to other special accounting projects and audits of our joint ventures. The 2005 amount was primarily for additional fees as a result of the 2005 merger to form Molson Coors.

(3)
These were related to tax compliance and related tax services.

(4)
These were primarily for other special project assistance.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

        The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by the independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The Chairman of the Audit Committee has been delegated authority by the Committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

        The Board of Directors recommends a vote FOR the proposal ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2007, and proxies that are returned will be so voted unless otherwise instructed.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of: (1) the conduct and integrity of Molson Coors' financial reporting to any governmental or regulatory body, the public or other users thereof; (2) Molson Coors' systems of internal control over financial reporting and disclosure controls and procedures; (3) the qualifications, engagement, compensation, independence and performance of Molson Coors' independent registered public accounting firm, their conduct of the annual audit, and their engagement for any other lawful purposes; and (4) Molson Coors' legal and regulatory compliance. The Board, in its business judgment, has determined that: all members of the Audit Committee are "independent" as required by applicable listing standards of the New York Stock Exchange and Molson Coors' Director Independence Standards, Rule 10A-3 under the Exchange Act and Molson Coors' certificate of incorporation; all members are financially literate and have accounting or related financial management expertise; and that at least one member of the Committee (two currently: John E. Cleghorn and Franklin W. Hobbs IV) qualifies as an "audit committee financial expert" as defined in the applicable regulations of the SEC. The Audit Committee operates pursuant to a Charter that was last amended and restated on February 20, 2007. As set forth in the Charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors' financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors' accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors' internal controls relating, for example, to the reliability and integrity of Molson Coors' financial information and the safeguarding of assets. The independent registered public accounting firm is responsible for auditing Molson Coors' financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and has discussed with PwC the registered public accounting firm's independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Molson Coors' independent registered public accounting firm. The fees billed by PwC for non-audit services were pre-approved by the Audit Committee and were also considered in the discussions of independence.

        Audit Committee members are not employees of Molson Coors, and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Molson Coors' financial statements has been carried out in accordance with standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Molson Coors' registered public accounting firm are in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Molson Coors' Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for fiscal 2007, subject to ratification by the Company's stockholders.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Francesco Bellini	Franklin W. Hobbs IV
John E. Cleghorn	David P. O'Brien

BENEFICIAL OWNERSHIP

        The following table contains information about the beneficial ownership of our capital stock as of March 20, 2007, for each of our directors, each of our named executive officers, all directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our common stock. Unless otherwise indicated, the person or persons named in the table have sole voting and investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days following the date of the table are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock.

Name of beneficial owner	Number of Class A Shares		Percent of class(1)		Number of Class B Shares		Percent of class(1)
Adolph Coors, Jr. Trust (Adolph Coors Company LLC, trustee)	2,522,267	(2)	84.2	%(2)	10,722,994	(3)	12.5%
Adolph Coors Company LLC(4)	1,260,126		42.1%		10,722,994		12.5%
Peter H. Coors	—	(5)	—		11,916,227	(5)	13.7%
Melissa Coors Osborn	—	(6)	—		7,894	(6)	*
Eric H. Molson	2,522,267	(7)	84.2	%(2)	2,427,811	(8)	2.8%
Andrew T. Molson	50		*		2,350,120	(9)	2.7%
AMVESCAP PLC	—		—		7,907,465	(10)	9.2%
FMR Corp.	—		—		7,001,337	(11)	8.1%
Leo Kiely	—		—		999,600	(12)	1.5%
Francesco Bellini	—		—		18,276	(13)	*
Rosalind Brewer	—		—		1,976		*
John E. Cleghorn	—		—		7,131	(14)	*
Charles M. Herington	—		—		9,280	(15)	*
Franklin W. Hobbs IV	—		—		8,728	(16)	*
Gary S. Matthews	—		—		2,452		*
David P. O'Brien	—		—		8,858	(17)	*
Pamela H. Patsley	—		—		10,372	(18)	*
H. Sanford Riley	—		—		12,948	(19)	*
Kevin Boyce	—		—		91,568	(20)	*
Frits D. van Paasschen	—		—		327,315	(21)	*
Timothy V. Wolf	—		—		123,450	(22)	*
All directors and executive officers as a group, including persons named above (24 persons)	2,522,267	(7)	84.2%		18,618,897		21.6%

*
Less than 1%

(1)
Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Securities and Exchange Act of 1934, we do not believe that any other person beneficially owned, as of March 20, 2007 greater than 5% of our outstanding Class A common stock or Class B common stock.

(2)
This number includes 1,262,141 shares owned by Pentland Securities (1981) Inc. (Pentland) and 4280661 Canada Inc. (described in footnote (7) below), and 1,260,126 shares owned by Adolph Coors Company LLC (ACC), both due to shared voting power resulting from a Voting Agreement between Pentland, 4280661 Canada Inc. and the Adolph Coors, Jr. Trust. Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements.

(3)
Includes beneficial ownership of 10,772,994 shares owned by ACC, the sole trustee of the Adolph Coors, Jr. Trust. Peter H. Coors and Melissa Coors Osborn each disclaim beneficial ownership of the shares beneficially held by ACC.

(4)
Adolph Coors Company LLC (ACC) is a Wyoming limited liability company whose members consist of various Coors family trusts and family members, including the Adolph Coors, Jr. Trust. The members of ACC, including the May Kistler Coors Trust, the Grover C. Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust, the Herman F. Coors Trust and the Louise Coors Porter Trust, have dispositive power over these shares only in the event of a sale of all or of substantially all of the assets of ACC. Trustees of the members, including Jeffrey H. Coors, Joseph Coors, Jr., John K. Coors, Peter H. Coors and William K. Coors, have dispositive power over these shares as a result of their role as trustees to the extent that the members obtain such dispositive rights, but each of these trustees disclaims beneficial ownership of the shares owned by ACC and the respective trusts except to the extent of his pecuniary interest therein. The office address for Adolph Coors Company LLC is 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001.

(5)
This number does not include 1,260,126 shares of Class A common stock owned by ACC as described above in the table, and Peter H. Coors disclaims beneficial ownership of these shares. This number does include 10,772,994 shares of Class B common stock owned by ACC, although Peter H. Coors disclaims beneficial ownership of these shares. Peter H. Coors is a director and executive officer of ACC. The SEC does not require disclosure of these shares. This number also includes 532 shares held in the name of Peter H. Coors' wife, as to which he disclaims beneficial ownership. This number includes options to purchase 922,800 shares of Class B common stock exercisable currently or within 60 days. If Peter H. Coors were to be attributed beneficial ownership of the shares held by ACC, he would beneficially own 42.1% of the Class A common stock.

(6)
This number includes currently exercisable options to purchase 3,700 shares of Class B. This number does not include 1,260,126 shares of Class A common stock or 10,772,994 shares of Class B common stock owned by ACC, as to all of which Melissa Coors Osborn disclaims beneficial ownership. Melissa Coors Osborn is a director of ACC. The SEC does not require disclosure of these shares. If Melissa Coors Osborn were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 42.1% of the Class A common stock and 10,780,888 shares of the Class B common stock, or 12.5%.

(7)
This number includes 928,612 Class A shares (or shares directly exchangeable for Class A shares) directly owned by Pentland Securities (1981) Inc. (Pentland) and 333,529 shares directly exchangeable for Class A shares directly owned by 4280661 Canada Inc. Pentland is the sole owner of 4280661 Canada Inc. This number also includes 1,260,126 shares of Class A common stock owned by ACC due to shared voting power resulting from the Voting Agreement. The address for each of Pentland and 4280661 Canada Inc. is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9.

(8)
This number includes 1,724,566 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, and 619,411 shares exchangeable for Class B shares directly owned by 4280661 Canada Inc. Lincolnshire Holdings Limited owns 64% of Pentland, and Eric Molson is the sole owner of Lincolnshire Holdings Limited, so this number also includes 35,640 shares directly exchangeable for Class B shares directly owned by Lincolnshire Holdings Limited and 45,194 shares directly exchangeable for Class B shares directly owned by 4198832 Canada Inc. (of which Lincolnshire Holdings Limited is the sole owner). The address for each of Lincolnshire Holdings Limited and 4198832 Canada Inc. is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9.

(9)
This number includes 1,724,566 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, 619,411 shares exchangeable for Class B shares directly owned by 4280661 Canada Inc., and 3,143 Class B shares (or shares exchangeable for Class B shares) directly owned by Andrew Molson. The shares owned by Pentland and 4280661 Canada Inc. are included as a result of arrangements under the Amended and Restated Stockholders Agreement dated as of February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, 4280661 Canada Inc., Eric Molson and Stephen Molson, with respect to the securities held by, and governance of, Pentland. The address for Andrew Molson is c/o Res Publica Consulting Group, 2001 McGill College Avenue, Suite 800, Montréal, Québec H3A 1G1.

(10)
This information is based upon information set forth in Amendment No. 2 to Schedule 13G filed by AMVESCAP PLC and affiliates with the Securities and Exchange Commission on February 14, 2007 reporting on beneficial ownership as of December 31, 2006. AMVESCAP PLC is a registered investment advisor and holding company, unaffiliated with Molson Coors. Its subsidiaries, each a registered investment advisor, and the number of respective shares owned are as follows: AIM Advisors, Inc.—2,462,159 shares; AIM Capital Management, Inc.—54,346; AIM Funds Management, Inc.—5,205,164; AIM Private Asset Management, Inc.—164,263; PowerShares Capital Management LLC—17,221; INVESCO Institutional (N.A.), Inc.—4,312. The address for all the listed entities is 30 Finsbury Square, London EC2A 1AG, England. Based solely on the number of outstanding shares of Class B common stock, excluding the assumed conversion of Class B exchangeable shares, AMVESCAP PLC would own beneficially approximately 11.3% of the outstanding Class B common stock.

(11)
This information is based upon information set forth in Amendment No. 3 to Schedule 13G filed by FMR Corp. (FMR) and affiliates with the Securities and Exchange Commission on March 12, 2007 reporting on beneficial ownership as of December 31, 2006. FMR is the sole owner of Fidelity Management & Research Company (Fidelity), a registered investment advisor that is unaffiliated with Molson Coors and which beneficially owns 5,803,032 shares of Class B common stock. Members of the Edward C. Johnson 3d family together own approximately 49% of FMR. Edward C. Johnson 3d is the Chairman of FMR. FMR is the sole owner of Strategic Advisors, Inc. (Strategic), a registered investment advisor that is unaffiliated with Molson Coors and which beneficially owns 30 shares of Class B common stock. FMR is an indirect sole owner of Pyramis Global Advisors, LLC (Pyramis LLC), a registered investment advisor that is unaffiliated with Molson Coors and which beneficially owns 102,640 shares of Class B common stock. FMR is an indirect sole owner of Pyramis Global Advisors Trust Company (Pyramis Trust), a bank that is unaffiliated with Molson Coors and which beneficially owns 431,273 shares of Class B common stock. Fidelity International Limited (FIL) provides investment advisory and management services to non-U.S. investment companies and certain institutional investors; it is unaffiliated with Molson Coors and beneficially owns 664,362 shares of Class B common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, chairman of FMR and FIL, own approximately 47% of the voting stock of FIL. The address for each of FMR, Fidelity and Strategic is 82 Devonshire Street, Boston, Massachusetts 02109. The address for each of Pyramis LLC, Pyramis Trust and FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. Based solely on the number of outstanding shares of Class B common stock, excluding the assumed conversion of Class B exchangeable shares, FMR Corp. would own beneficially approximately 10.0% of the outstanding class B common stock.

(12)
This number includes currently exercisable options to purchase 912,804 shares of Class B common stock.

(13)
This number includes currently exercisable options to purchase 407 shares of Class B common stock.

(14)
This number includes currently exercisable options to purchase 1,440 shares of Class B common stock.

(15)
This number includes currently exercisable options to purchase 4,250 shares of Class B common stock.

(16)
This number includes currently exercisable options to purchase 5,000 shares of Class B common stock.

(17)
This number includes currently exercisable options to purchase 2,880 shares of Class B common stock.

(18)
This number includes currently exercisable options to purchase 5,000 shares of Class B common stock.

(19)
This number includes currently exercisable options to purchase 3,168 shares of Class B common stock.

(20)
This number includes currently exercisable options to purchase 88,334 shares of Class B common stock.

(21)
This number includes currently exercisable options to purchase 157,667 shares of Class B common stock and LOSARS to purchase 150,000 shares of Class B common stock.

(22)
This number includes currently exercisable options to purchase 108,531 shares of Class B common stock.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

        The following persons, as of March 26, 2007, hold the executive officer positions at Molson Coors set forth opposite their names:

Name	Age	Office, Business Experience, Public Company Directorships Held
Leo Kiely	60	See "Election of Directors" above.
Peter H. Coors	60	See "Election of Directors" above.
Timothy V. Wolf	53
		Global Chief Financial Officer. Mr. Wolf serves as Vice President and Chief Financial Officer (global) of Molson Coors, a position he has held since February 2005. From 1995 until February 2005, he held comparable positions at Adoph Coors Company. Prior to his service with Coors and Molson Coors, he served as Senior Vice President of Planning and Human Resources for Hyatt Hotels Corporation from 1993 to 1994 and in several executive positions for The Walt Disney Company, including Vice President, Controller and Chief Accounting Officer, from 1989 to 1993. Prior to his experience at Disney, he spent 10 years in various senior financial planning, strategy and control roles at PepsiCo. He currently serves on the Board of Xcel Energy Inc. and various other non-profit Boards.
Kevin T. Boyce	51
		President and Chief Executive Officer, Molson Canada. Mr. Boyce joined Molson in 2004 as President and Chief Operating Officer, North America after almost 20 years with Unilever, a consumer products company. At Unilever, he held several positions, including President and Chief Executive Officer, Unilever Cosmetics International from 2003 to 2004, President and Chief Executive Officer, Unilever Canada from 2000 to 2003, and President of Good Humor Breyer's ice cream division of Unilever prior to May 2000.
Ralph P. Hargrow	55
		Global Chief People Officer. Mr. Hargrow joined Molson Coors in 2005. From 1999 to 2004 he served as Senior Vice President, Administration, Human Resources, Product Research & Development and Quality for International Multifoods Corporation, a manufacturer and marketer of branded consumer foods and foodservice products. Before that he served as Senior Vice President Human Resources & Administration for Rollerblade, Inc. He also held senior management positions at Ryder Aviall, Duquesne Light Company, Harah Inc., and Xerox Corporation.
Martin L. Miller	44
		Vice President and Global Controller. Mr. Miller joined Molson Coors in 2005. Before joining Molson Coors, he worked for the Coca-Cola Company for eleven years—ten of which he was on international assignment as Divisional Chief Financial Officer for several Asian and European Divisions. From 1985 to 1994, Mr. Miller held management positions with Price Waterhouse and Coopers & Lybrand. He spent two of those years in the National Office Accounting & SEC Directorate and International Capital Markets Group.

Cathy Noonan	50
		Global Chief Synergies Officer. Ms. Noonan has served in this capacity since 2005. From 1999 to 2005 she was Molson's Senior Vice President, Global Costs. Before that, she was Senior Vice President, Planning of Hudson's Bay Company, Canada's largest department store retailer, and, from 1996 to 1998, she was Vice President, Logistics for Maple Leaf Meats, a meat products company.
Frits D. van Paasschen	46
		President and Chief Executive Officer, Coors Brewing Company. Mr. van Paasschen joined Coors Brewing Company in 2005. From 1997 to 2004, Mr. van Paasschen was with Nike, Inc., most recently as Corporate Vice President/General Manager, Europe, Middle East and Africa from 2000 to 2004. He has also served as the Vice President/General Manager, Canada, Latin America and Africa from 1998 to 2000, and was previously Vice President, Global Strategic Planning. He was Chairman and Nike Representative of the European-American Industrial Council from 2001 to 2004. He has held executive positions with Disney Consumer Products and was previously engaged in management and business consulting.
David Perkins	54
		Chief Global Strategy and Commercial Officer. Mr. Perkins has served in this capacity since 2005. Before that, he served as Molson's Chief Market Development Officer and President of Molson USA. He also served as President of Ontario West (2000), President, Ontario & Atlantic region (1995), Senior Vice President, Marketing, National (1992), Vice President, Business Director, Marketing, National (1989) and several other key positions within Molson beginning in 1981.
Peter Swinburn	54
		President and Chief Executive Officer, Coors Europe & Asia. Mr. Swinburn was appointed President and Chief Executive Officer of Coors Europe & Asia, a division of Molson Coors Brewing Company, in 2005. He previously served as President and Chief Executive Officer, Coors Brewing Worldwide and Chief Operating Officer of Coors Brewers Limited from Coors' acquisition of Coors Brewers Limited in February 2002 until May 2003. Prior to Coors acquiring Coors Brewers Limited, Mr. Swinburn was Sales Director for Bass Brewers (the predecessor entity to Coors Brewers Limited) from 1994 to 2002.
Gregory L. Wade	58
		Global Chief Technical Officer. Mr. Wade has served in this capacity since 2005. Before that, he was Molson's Senior Vice President, Quality Brewing. Prior to 2001, when he joined Molson, he was Corporate Vice President and Vice President, R&D/QA/Engineering/Safety and Purchasing, with Vlasic Foods International. From 1974 to 1998, he held several management positions with Campbell Soup Company, culminating with Senior Director, R&D/QA international grocery division.

Samuel D. Walker	48
Global Chief Legal Officer and Corporate Secretary. Mr. Walker has served in these capacities since 2005. Before that, he was Chief Legal Officer, U.S. & Worldwide and Group Vice President at Coors Brewing Company, a subsidiary of the Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990 through 1992, Mr. Walker ran the U.S. Department of Labor's Employment Standards Administration, and also held a sub-cabinet position in the U.S. Department of Education. Mr. Walker also serves as Chief Compliance Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies and decisions. We describe how compensation is earned by and awarded to our executive officers. This section also provides a perspective and narrative guide to the executive compensation tables on pages 34 through 50 of this proxy statement. Our "named executive officers" are defined as the executive officers listed in the Summary Compensation Table on page 34.

Compensation and Human Resources Committee

        The responsibility to recommend the compensation of the Chief Executive Officer (CEO) and to set compensation for other members of senior management has been delegated by the Board to the Compensation and Human Resources Committee of the Board of Directors (the Committee). The full Board then must approve the compensation of the CEO. The Committee is composed entirely of directors determined by the Board to be independent under the listing standards of the New York Stock Exchange, Molson Coors' certificate of incorporation and the Company's director independence standards. We discuss key responsibilities of the Committee under "Compensation and Human Resources Committee" on page 16 of this proxy statement.

        The Committee has retained the firm of Compensation Strategies, Inc. to act as its compensation consultant. Accordingly, Compensation Strategies assists in the development and evaluation of the Company's executive and director compensation policies. They also advise on other compensation matters. Our CEO and Global Chief People Officer provide reviews and recommendations for the Committee's consideration and also administer and manage the compensation program. This management input includes the following: reports relating to the effectiveness and competitiveness of our compensation policies and programs; recommendations relating to initiatives and performance targets; measures intended to align the policies and programs with the Company's objectives; and performance reviews, recommended pay and award levels for the executive officers, other than the CEO.

Global Total Rewards Strategy

        We have adopted a global total rewards strategy to guide our executive and employee compensation programs. Our strategy rests on three propositions:

  •
  We will be competitive with compensation within the local market, enabling us to attract and retain top talent;

  •
  We will pay for performance to the greatest degree possible; and

  •
  We will create incentives to grow the Company and to build market share.

        Our global rewards strategy uses base and incentive pay, equity programs, benefits and personal growth to attract and retain talented individuals throughout the organization. We provide a base salary intended to maintain our competitive market position with talented individuals. We offer an annual incentive program that rewards achievement of our corporate objectives and individual performance goals.

        At more senior levels of leadership, the total rewards package focuses on a combination of short and long-term incentives. Short and long term awards are based on important financial measures and on the value of our common stock, which helps us drive and reward the performance of Molson Coors, our business units and our people.

Important Factors Affecting Compensation Decisions

        Molson Coors was formed in February 2005 with the merger of Molson Inc. and Adolph Coors Company. During 2005, the Committee, with the assistance of Compensation Strategies and management, reviewed the compensation philosophy and policies of the newly-combined enterprise. We undertook a comprehensive review because Molson Coors is a significantly larger and more complicated multi-national company than either Molson or Coors were before the merger. In addition, the Committee wanted to ensure that the Company would follow the best practices for executive compensation of comparable companies and large, publicly-traded companies generally. As a result of this review, we adopted the total global rewards strategy discussed above. Implementation of the strategy requires consideration of the following factors.

        Overall Company and Business Unit Performance.    The Committee considers various quantitative measures of Company performance including annual sales, cost of goods sold, expense control, earnings, cash flow, debt reduction goals, market share gains, and progress toward long-term objectives in establishing targets on which incentive pay is to be based. With the input of management, the Committee establishes targets with respect to those categories of business performance deemed of greater importance within the context of the Company's goals and objectives. In addition to overall Company performance, we set specific business unit targets that impact the performance ratings of the executive officers and other members of management responsible for those units.

        Individual Performance.    In addition to business results, the Committee may also take into account the executive's individual managerial objectives and personal development goals in establishing targets and determining amounts of incentive pay. For executive officers other than the CEO, the objectives, goals and level of achievement are established primarily based upon input from the CEO. Each executive is given a performance rating of above target, on target or below target. The Board of Directors participates in setting the objectives and goals for the CEO, and in evaluating his performance. In evaluating individual performance, we focus on results and how those results were achieved. We insist, as a matter of principle, that in evaluating individual performance, we weight not only what an individual accomplished for the enterprise, but how he or she accomplished it. This is one of the important ways in which we foster behavior and decision-making that carries out our Code of Conduct.

        Competitive Compensation.    Our annual compensation review includes an analysis of data comparing our executive compensation levels to those of a peer group. Throughout 2006, the Committee-approved peer group consisted of the following publicly-held food and beverage companies:

Anheuser-Busch Brown-Forman Campbell Soup ConAgra Constellation Brands Cott Corporation	Dean Foods DelMonte Fortune Brands General Mills H.J. Heinz Hershey	Kellogg Ralcorp Holdings Smuckers Tootsie Roll Wrigley

        Although the group includes companies significantly larger and smaller than the Company based on revenues and market capitalization, the Committee selected this peer group as representative of the companies with which we must compete for executive talent. At the direction of the Committee, our compensation consultant uses regression analysis based on market capitalization and sales to develop size-adjusted ranges of competitive pay levels. We assess the competitiveness of the overall compensation program for our senior executives by benchmarking against this adjusted data and general survey data. The Committee has established an overall guideline of targeting base compensation at the 50th percentile and variable or incentive-based compensation at the 75th percentile where warranted by performance.

        Employment Agreements.    We have employment agreements in place with the following executives: Leo Kiely, CEO; Peter H. Coors, Vice Chairman of Molson Coors and Executive Chairman of Coors Brewing Company; Frits D. van Paasschen, President and CEO of Coors Brewing Company; Kevin T. Boyce, President and CEO of Molson Canada; and Peter S. Swinburn, President and CEO of Coors Europe & Asia. In addition, certain executive officers of the Company are covered by a general severance program which will provide benefits in the event of involuntary termination, and certain of such officers, including Timothy V. Wolf, Global Chief Financial Officer, participated in the Executive Continuity and Protection Program (ECPP) in 2006. The Company entered into these agreements and maintains the ECPP and general severance program to secure the services of these executives upon whom the Company's performance is dependent. The arrangements provide for certain levels of base salary, participation in annual and long term incentive programs, and severance benefits for the executives and secure for the benefit of the Company certain non-competition and non-solicitation commitments from the executives. The Company's obligations under the arrangements are considered by the Committee in its decision-making with respect to the compensation of these executives.

        Overall Compensation.    The Committee is provided information about each element of each executive officer's compensation, including current base salary, incentive compensation, benefits and perquisites. Much of this information is reflected in the tables on pages 34 though 50 of this proxy statement. Current levels of compensation are a more significant factor than the compensation accumulated by the executive officer over time.

        Cost.    We intend to pay for performance, subject to our ability to pay. To determine our ability to pay, the Committee considers the expense of the compensation and benefits in relation to the Company's budget and financial performance. The Committee receives information relating to the anticipated costs that will be incurred as a result of proposed compensation decisions and this information is a significant factor to the Committee. For example, as discussed below, we changed our long term incentive program partly in response to the new accounting requirement to recognize stock option expense resulting from adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" (SFAS 123R).

        Tax Deductibility.    As a public company, we are not allowed a tax deduction for compensation paid to our named executive officers in excess of $1 million during the year, except to the extent such excess constitutes performance-based compensation. The Committee reviews the requirements for performance-based compensation and structures annual bonus and long-term incentive compensation to qualify as performance-based compensation. For example, our annual bonus program (i.e., non-equity incentive plan) for our executive officers is administered through our stockholder-approved incentive plan to facilitate the operation of the annual bonus plan in compliance with the requirements for deductible performance-based compensation. Nonetheless, the Committee believes its primary goal is the design of compensation strategies that further the best interests of Molson Coors and its stockholders. As a result, there have been and there likely will be additional circumstances where the Company pays compensation that is not fully deductible.

Elements of Executive Compensation and Committee Actions

        The primary elements of our executive compensation program are base salary, annual bonus and long-term incentive compensation.

        Base Salary.    We target base salaries at the 50th percentile of our peer group pay levels. Base salary adjustments are part of the annual overall compensation review which occurs early each year. Salary increases are merit based. The primary factors being the individual's performance review, his or her salary relative to external and internal peers and the Company's budget for merit increases. Based on this review process, the Committee approved salary increases for the executive officers of between

3% and 4% in March 2006. Column (c) of the Summary Compensation Table on page 34 provides information on salaries earned by the named executive officers in 2006.

        Annual Bonus.    Our annual bonus plan is called the Molson Coors Incentive Plan (MCIP). Under our MCIP, each executive officer has a target bonus opportunity equal to a percentage of his or her base salary. The target percentages are determined based on the overall 50th percentile compensation target established for the executive position based on peer group data. For 2006, these percentages ranged from 55% to 100%. The target percentage was 100% for Mr. Kiely, 80% for Mr. Coors and 75% for each of the other named executive officers.

        The structure and financial performance targets for the MCIP are established by the Committee with input from the CEO, the Chief Global People Officer and the compensation consultant. The target and resulting payouts for performance are established relative to the Company's global, or in the case of business unit heads, the business unit's, financial targets for the year. For 2006, the MCIP performance targets were based on pre-tax earnings*, with a threshold bonus of 50% of target earned if 2006 global pre-tax earnings of $480 million were achieved. This threshold was based on management's assessment of a level of performance in 2006 viewed as flat or slightly better than 2005 performance and was in recognition of the cost challenges facing the Company at the outset of 2006. Target bonus would be earned if pre-tax earnings of $514 million was achieved with maximum bonus of 175% available at pre-tax earnings of $536 million and above. Business unit financial targets reflected a similar range of threshold, target and maximum performance levels. In addition to the MCIP, we established a 2006 Free Cash Flow Incentive Plan (FCFIP) for the named executive officers and certain other senior executives. This plan provided the executives with an opportunity to earn up to 35% of their MCIP target bonus if cash flow targets were achieved, and limited the maximum bonus payout under the MCIP for these executives to 150% of target. These incentives and payout levels were chosen to focus efforts on earnings and cash flow and to provide motivation to overcome the challenges facing the Company.

        In connection with our recruitment of Mr. van Paasschen in 2005, we established a special volume growth bonus incentive that provides Mr. van Paasschen with the opportunity to earn a bonus of $312,500 in 2006 (and in 2007) if growth in our U.S. volume for the year is at least 1% above U.S. industry volume growth and half of that amount if our volume growth is at least ..5% above industry volume growth. This special incentive was created to further emphasize our goal of increasing market share.

        Based on the global Company's pre-tax earnings of approximately $549 million for 2006, and at or above target business unit performance during the year, bonuses awarded under the 2006 MCIP to the named executive officers ranged from 97% to 150% of target. Bonuses of 35% of target were awarded to the named executive officers under the FCFIP as full year cash flow was favorable relative to plan as a result of lower cash taxes, cash generated from stock options exercised and tighter working capital management. Based on volume growth in the U.S. of over 2%, as compared to growth in the rest of the industry of less than 1.0%, Mr. van Paasschen was awarded a full volume growth bonus of $312,500 for 2006.

*
Pre-tax earnings for bonus purposes in 2006 of $549 million equals income from continuing operations before income taxes and minority interests of $472 million, adjusted for charges of $77 million included in special items, net.

        Column (f) of the Summary Compensation Table on page 34 provides information on the 2006 MCIP, free cash flow and volume growth bonuses earned by the named executive officers in 2006.

        Long-Term Incentives.    We grant long-term incentive awards in furtherance of the desire for our compensation program to support our ability to attract and retain top talent and to motivate our executives to achieve our long term goal to grow the Company and build market share.

        Long-term incentive awards are granted annually to eligible recipients. In 2005, the annual awards were made in May and in 2006 the awards were made in March, except for Mr. Coors, whose award was made in May to coincide with the awards made to the other directors. In addition to the annual grant, the Committee has authorized the CEO to make interim awards for new hires or promotions. All stock options granted have an exercise price equal to the average of the high and low trading price on the date of grant as provided by our Incentive Compensation Plan.

        Prior to 2006, the Company's long term incentive program relied primarily on stock option awards made throughout all employee levels. As part of the implementation of the total global rewards strategy, the Committee established a new long-term incentive compensation program in 2006. The new long-term incentive program emphasized three forms of award:

  •
  performance shares, which are earned if earnings growth objectives are met within five years,

  •
  restricted stock units which vest in three years, without regard to Company performance, and

  •
  stock options, which vest in three equal annual installments beginning on the first anniversary of the grant date.

        Under the 2006 program, long term incentive awards were made in March 2006 to approximately 500 executives and employees, a significant decrease from 2005 and prior years. Performance shares were broadly awarded across this population. The restricted share program involved grants to fewer, senior-level individuals based on individual and corporate performance. Stock options were awarded to fewer members of management than in prior years. The Committee's decision to reduce the use of stock options and introduce performance shares in the 2006 long-term incentive compensation plan was based upon three goals: (1) reducing stockholder dilution; (2) focusing long-term incentive compensation on Company performance; and (3) managing the costs to the Company of its long-term incentive program under the new accounting rules (i.e., SFAS 123R).

        The Committee set guidelines for the aggregate target value of long-term incentive awards for the named executive officers based on the peer group benchmark data and the expense budget for long-term incentive awards. These target values approximate 50% of the total compensation package of base salary, target annual incentive and target long-term incentive. The Committee granted 40% of the target long-term value as performance shares, 40% as restricted stock units and 20% as stock options.

        In addition to the annual long term incentive awards, the Committee also approved a special limited stock-only, stock appreciation rights (LOSARs) and restricted stock units grant for Mr. van Paasschen in March 2006. The LOSARs and restricted stock units grant were granted to make Mr. van Paasschen whole with respect to the equity awards made to him when he joined the Company. These awards were made to provide additional incentive to Mr. van Paasschen to remain with the Company.

        We require participants in our long-term incentive awards program to agree that such awards will be forfeited and amounts received subject to recovery by the Company if the participant engages in conduct detrimental to Molson Coors. Such conduct may include working for a competitor, improper use or disclosure of our confidential information or conduct damaging to the Company.

        See columns (e) and (f) of the Summary Compensation Table on page 34, columns (f) through (l) of the Grants of Plan-Based Awards Table on page 37 and the Outstanding Equity Awards Table on page 39 for more information on long-term incentive awards granted to the named executive officers.

        Retirement Benefits:    Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country. Because U.S. tax rules do not permit the Company to use base salary and other compensation paid above certain limitations in determining the benefits earned by the executive officers, we maintain a non-qualified Supplemental Executive Retirement Plan (SERP) to provide those benefits. In addition, in his employment agreement, we have agreed to provide a minimum SERP benefit to Mr. Kiely. We have also agreed to provide salary continuation benefits upon retirement to Mr. Coors and special pension provisions for Mr. Swinburn. We believe that providing these benefits assists the Company in attracting and retaining executive talent. See the Pension Benefits Table on page 42 and the Non-Qualified Deferred Compensation Table on page 45 for more information regarding the SERP and retirement benefits.

        Executive Perquisites:    We provide perquisites, or personal benefits, to our named executive officers as part of their compensation package. Perquisites, which vary by geographic location of the executive, include financial planning, automobile allowance, executive life insurance, country club dues and the value of sports tickets not used for business purposes. We believe these benefits are helpful in attracting and retaining executive talent. See column (h) of the Summary Compensation Table for more information relating to perquisites we provided to the named executive officers in 2006.

        Severance and Change in Control Benefits.    Our employment agreements and other plans have provisions which obligate us to pay severance or other benefits upon termination of employment or in the event of a change in control. We have included these provisions in furtherance of the retention value of these agreements and programs. See pages 45 to 51 for a discussion of the potential payments due to the executive officers in the event of termination of employment or a change in control.

Compensation Policies for 2007

        During the latter half of 2006, the Committee began to review the Company's executive compensation program in preparation for 2007. At its meetings in February and March 2007, the Committee approved the following actions with respect to the executive compensation program of 2007.

  •
  Base Salaries. The Committee approved base salary increases for the named executive officers, other than Mr. Kiely, ranging from 3% to 4% based on the factors described above. The Committee recommended, and the Board approved, an increase of 4.7% for Mr. Kiely, putting his base salary at $1,000,000, which is slightly below the 50th percentile of the peer group.

  •
  MCIP Targets: The Committee integrated pre-tax earnings growth and volume growth in defining the performance targets for 2007 to emphasize the importance of both Company objectives. For 2007, threshold bonuses of 50% of target may be earned if pre-tax earnings are in line with 2006 results, reflecting the continuing industry competition and pricing, and inflationary materials pricing pressures facing the Company. Under the 2007 MCIP, target bonuses will be earned at pre-tax earnings levels of 110% of threshold, with above target bonuses based on a combination of above target pre-tax earnings and volume growth above industry levels. Target bonus levels for the named executive officers, as a percentage of base salary, remained unchanged from 2006 levels.

  •
  Long-Term Incentive: As part of its continuing review of the Company's overall compensation program, the Committee has determined to use stock-settled stock appreciation rights instead of non-qualified stock options in the mix of the annual grant of long-term incentives for 2007. The use of stock settled stock appreciation rights will enable the Company to provide the same incentives as stock options, but in a form that will result in the issuance of fewer shares by the Company. In addition, the Committee has determined to change the timing of the annual grant from March to mid-May, two to three weeks after the release of first quarter earnings.

Stock Ownership Guidelines

        During 2006, the Committee recommended and the Board approved stock ownership guidelines for our senior officers, including the named executive officers. The guidelines were adopted because the Board believes it is important for the leadership team to have a meaningful stake in the Company to further align management's interests with those of the stockholders. Under the guidelines, senior officers must accumulate shares having a market value equal to a prescribed multiple of annual salary.

For the CEO and the Chairman of Coors Brewing Company, the multiplier is five. For each of the other named executive officers, the multiplier is three and for other executive officers of the Company, the multiplier is one or two, depending on the respective level.The officers have five years to reach the requisite stock ownership level. Shares owned outright, shares held through the Company's deferred compensation plans, and shares underlying restricted stock units are counted toward the goal.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company's management. Based on the review and discussion, the Compensation and Human Resources Committee recommended to the Company's Board of Directors that the CD&A be included in these proxy materials.

SUBMITTED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

H. Sanford Riley (Chair)	Charles M. Herington
Rosalind G. Brewer	Pamela H. Patsley

SUMMARY COMPENSATION TABLE FOR 2006

        The following table summarizes the total compensation earned in 2006 by each of the listed executive officers. Although SEC rules generally require us to include only the Company's chief executive officer, chief financial officer and three other most highly compensated executive officers ranked by total compensation in the table below, we have also included the fourth highest compensated officer to provide information with respect to each of our business unit leaders. We refer to these individuals as "named executive officers." No discretionary bonus payments were made to any of the named executive officers for 2006; accordingly, the "Bonus" column has been omitted from the following table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Leo Kiely, Chief Executive Officer	2006	945,000	2,383,449	1,474,914	1,655,750	50,607	172,488	6,682,208
Timothy V. Wolf, Senior Vice President Global & Chief Financial Officer(6)	2006	539,000	482,371	209,836	704,813	46,100	980,871	2,962,991
Peter H. Coors, Vice Chairman of the Board; Executive Chairman, Coors Brewing Company	2006	829,000	1,069,822	964,862	780,800	0	68,189	3,712,673
Frits D. van Paasschen, President & Chief Executive Officer, Coors Brewing Company	2006	637,500	354,550	255,906	1,074,219	32,751	45,040	2,399,966
Peter Swinburn, President & Chief Executive Officer, Coors Europe & Asia(7)	2006	613,018	354,550	521,893	704,165	1,312,262	23,920	3,529,808
Kevin Boyce, President & Chief Executive Officer, Molson Canada(7)	2006	592,901	354,550	118,407	815,130	83,887	72,985	2,037,860

(1)
Represents the compensation costs of restricted stock units and performance stock unit awards recognized for financial reporting purposes for the year under SFAS 123R, and not amounts actually received by the named executive officer. See "Note 14. Share-Based Payments—Stock Option, Restricted Stock and Other Stock Awards" to the Company's consolidated financial statements set forth in the Company's Form 10-K for the year ended December 31, 2006 (the 10-K) for the assumptions made in determining SFAS 123R values.

(2)
Represents the compensation costs of outstanding stock options recognized for financial reporting purposes for the year under SFAS 123R, and not amounts received by the named executive officers. See "Note 14: Share-Based Payments—Stock Option, Restricted Stock and Other Stock Awards" to the Company's consolidated financial statements set forth in the 10-K for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable. For retirement eligible grantees (Messrs. Coors, Kiely and Swinburn) the entire amount is expensed in the year of grant. The amounts disclosed for Mr. van Passchen include $119,738 of compensation costs associated with a grant of 150,000 limited stock-only stock appreciation rights.

(3)
Represents annual incentive amounts paid to the named individuals under the 2006 Molson Coors Incentive Plan (MCIP) and, with respect to each of the named executive officers other than Mr. Coors, the 2006 Free Cash Flow Incentive Plan (FCFIP). The MCIP and the FCFIP are discussed in further detail on page 31 under "Annual Bonus". The amount disclosed for Mr. van Paasschen also includes a volume growth bonus earned in 2006 which is discussed in more detail on page 31 under "Annual Bonus".

(4)
The amounts in this column (g) include change in pension value only as no preferential earnings on deferred compensation was credited during 2006. Assumptions used to calculate the change in pension value can be found in "Note 16. Employee Retirement Plans" to the Company's consolidated financial statements in its 10-K.

(5)
The amounts reported in under "All Other Compensation" include the following: Mr. Kiely received executive life insurance benefits of $94,196, plus a tax gross up of $46,392, in addition to financial planning, long term disability insurance, a 401(k) match and sports tickets. Mr. Wolf received a retention bonus of $939,786 in addition to life insurance, financial planning, long term disability, a 401(k) match and sports tickets. Mr. Coors received executive life insurance benefits of $26,419, plus a tax gross up of $13,011, in addition to financial planning, long term disability insurance, a 401(k) match and sports tickets. Mr. van Paasschen received executive life insurance, financial planning, long term disability insurance, a 401(k) match and sports tickets. Mr. Swinburn received a car allowance, phone rental, healthcare and product allowances. There is no specific premium for life insurance for Mr. Swinburn because this cost is embedded within the overall costs of providing pensions. Mr. Boyce received financial planning, car allowance, club dues, sports tickets, executive life insurance, long term disability insurance totaling $16,456 and employer contributions to qualified and non-qualified defined contribution plans of $16,393.

(6)
Mr. Wolf earned $939,786 during 2006 under the retention bonus provisions of the Executive Continuity and Protection Program. This program was established in 2005 following the merger, to compensate those officers that did not choose to exercise their rights under then existing change in control agreements, but rather continue serving as officers of the Company. This amount will be paid to Mr. Wolf in April 2007.

(7)
Mr. Swinburn is a U.K. resident and is paid in British pounds. Mr. Boyce is a Canadian resident paid in Canadian dollars. The amounts set forth in the table reflect conversion of the compensation amounts into U.S. dollars as follows: for amounts paid throughout the year, an average exchange rate was used (1.842 British pounds: $1; 0.8661 Canadian dollars: $1); for bonuses, the exchange rate on the date of payment was used (1.9423 British pounds: $1; 0.8519 Canadian dollars: $1; and for pension-related amounts, the exchange rate at fiscal year end was used (1.9586 British pounds: $1; 0.8582 Canadian dollars: $1).

GRANTS OF PLAN BASED AWARDS FOR 2006

        The following table sets forth information on awards of cash, stock options, LOSARs, restricted stock and performance stock to each of the Company's named executive officers in 2006, made under our stockholder-approved Incentive Compensation Plan.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares of Stock or Units (#)(4)
			Estimated Future Payouts Under Non-Equity Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise of Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Grant Date ($/Sh.)	Fair Value of Stock and Option Awards Recognized ($)(6)
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Leo Kiely	3/16/06	Performance Shares	—	—	—		60,000		—	—	—	—	1,007,033
	3/16/06	Restricted Shares	—	—	—		—		8,000	—	—	—	144,316
	3/16/06	Stock Options	—	—	—		—		—	65,000	69.14	69.35	1,474,914
	2006	MCIP	462,500	925,000	1,387,500		—		—	—	—	—	—
	2006	FCFIP	185,000	231,250	323,750		—		—	—	—	—	—
Timothy V. Wolf	3/16/06	Performance Shares	—	—	—		17,900		—	—	—	—	300,431
	3/16/06	Restricted Shares	—	—	—		—		3,300	—	—	—	59,530
	3/16/06	Stock Options	—	—	—		—		—	25,000	69.14	69.35	209,836
	2006	MCIP	198,875	393,750	590,625		—		—	—	—	—	—
	2006	FCFIP	78,750	98,438	137,813		—		—	—	—	—	—
Peter H. Coors	5/18/06	Performance Shares	—	—	—		40,000		—	—	—	—	520,302
	5/18/06	Restricted Shares	—	—	—		—		5,500		—	—	74,680
	5/18/06	Stock Options	—	—	—		—		—	45,000	65.33	64.87	964,862
	2006	MCIP	320,000	640,000	1,120,000		—		—	—	—	—	—
	2006	FCFIP (Ineligible)	—	—	—		—		—	—	—	—	—
Fritz D. van Paasschen	3/16/06	Performance Shares	—	—	—		17,900		—	—	—	—	300,431
	3/16/06	Restricted Shares	—	—	—		—		3,000	—	—	—	54,119
	3/16/06	Stock Options	—	—	—		—		—	23,000	69.14	69.35	136,138
	3/21/06	Restricted Shares	—	—	—		—		16,648	—	—	—	430,673
	3/21/06	LOSAR	—	—	—		—		—	150,000	70.01	70.01	119,738
	2006	MCIP	234,375	468,750	703,125		—		—	—	—	—	—
	2006	FCFIP	93,750	117,188	164,063		—		—	—	—	—	—
	2006	Volume Growth	156,250	156,250	312,500		—		—	—	—	—	—
Peter Swinburn	3/16/06	Performance Shares	—	—	—		17,900		—	—	—	—	300,431
	3/16/06	Restricted Shares	—	—	—		—		3,000	—	—	—	54,119
	3/16/06	Stock Options	—	—	—		—		—	23,000	69.14	69.35	521,893
	2006	MCIP	224,494	448,988	673,481		—		—	—	—	—	—
	2006	FCFIP	89,798	112,247	157,146		—		—	—	—	—	—

Kevin T. Boyce	3/16/06	Performance Shares	—	—	—	17,900	—	—	—	—	300,431
	3/16/06	Restricted Shares	—	—	—	—	3,000	—	—	—	54,119
	3/16/06	Stock Options	—	—	—	—	—	20,000	69.14	69.35	118,407
	2006	MCIP	223,969	447,937	671,906	—	—	—	—	—	—
	2006	FCFIP	89,587	111,984	156,778	—	—	—	—	—	—

(1)
The amounts shown in columns (c), (d) and (e) are the threshold, target and maximum potential amounts that were payable under the MCIP, free cash flow plan and, for Mr. van Paasschen, the volume growth bonus plan for 2006 performance. No amounts were payable if threshold performance were not achieved. See the Compensation Discussion and Analysis for a discussion of the amounts actually earned for 2006.

(2)
The number in column (g) represents performance share units (PSUs). Each PSU represents the value of one share of our Class B common stock. The PSUs will be earned if the Company achieves an earnings before interest and taxes (EBIT) goal during a five-year performance cycle ending at 2010 fiscal year end. The goal will be achieved if the Company earns $750 million of EBIT during a five-consecutive fiscal quarter period within the performance cycle. If the goal is met, the PSUs will vest in full and one share of Class B common stock will be issued for each PSU vested. If the goal is not met, the PSUs will be cancelled. The PSUs will vest in full upon a change in control.

(3)
This column includes amounts of restricted stock units (RSUs) which cliff vest three years from the grant date based on continued employment; subject to acceleration in the event of a change in control and certain termination events. The 16,648 RSUs granted to Mr. van Paasschen represent a special equity award that vests on May 2, 2008. Mr. Coors' RSU grant was made on May 18, 2006 to coincide with the board of director grant awards.

(4)
This column includes stock options which vest in equal annual installments over a three year period, subject to acceleration in the event of a change in control and certain termination events. The 150,000 options granted to Mr. van Paasschen represent a special limited stock appreciation right (LOSAR) equity award that vests on May 2, 2007; provided any shares issued prior to May 2, 2008 will be issued as restricted stock to vest May 2, 2008. The cap on Mr. van Paasschen's LOSAR award is $77.20, representing a maximum potential value to Mr. van Paasschen of $1,078,500. Mr. Coors' stock option grant was made on May 18, 2006 to align with the board of director grant awards.

(5)
This column indicates the stock option grant price. This price is calculated as the average of the high and low prices at market close on the day of grant. The LOSARs (150,000) for Mr. van Paasschen granted on March 21, 2006 were granted using the closing price on March 21, 2006 of $70.01.

(6)
The amounts reflect the grant date fair value of each equity award recognized for the year ended December 31, 2006 in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

        The following table sets forth the outstanding equity awards held by the named executive officers at the fiscal year ended December 31, 2006. The year-end values set forth in the table are based on the $76.44 closing price for our Class B common stock on December 29, 2006, the last trading day of the fiscal year.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Year-End Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Year- End Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Leo Kiely	—	65,000	69.14	3/16/16	—	—	—	—
	175,000	—	74.36	5/12/15	—	—	—	—
	—	—	—	—	—	—	60,000	4,586,400
	—	—	—	—	8,000	611,520	—	—
	—	—	—	—	40,000	3,057,600	—	—
	150,000	—	65.32	2/12/14	—	—	—	—
	150,000	—	49.02	2/12/13	—	—	—	—
	120,000	—	56.00	2/14/12	—	—	—	—
	120,000	—	69.10	2/16/11	—	—	—	—
	9,144	—	63.16	8/17/10	—	—	—	—
	33,774	—	48.44	2/17/10	—	—	—	—
	45,790	—	51.59	1/03/10	—	—	—	—
	43,063	—	59.25	2/16/09	—	—	—	—
	12,304	—	59.25	2/16/09	—	—	—	—
	32,062	—	56.84	1/04/09	—	—	—	—
Timothy V. Wolf	—	25,000	69.14	3/16/16	—	—	—	—
	50,000	—	74.36	3/15/15	—	—	—	—
	—	—	—	—	—	—	17,900	1,368,276
	—	—	—	—	3,300	252,252	—	—
	—	—	—	—	8,000	611,520	—	—
	40,000	—	65.32	2/12/14	—	—	—	—
	13,959	—	56.00	2/14/12	—	—	—	—
	20,000	—	69.10	2/16/11	—	—	—	—
	18,149	—	59.25	2/16/09	—	—	—	—
	10,641	—	56.84	1/04/09	—	—	—	—
Peter H. Coors	—	45,000	65.33	5/18/16	—	—	—	—
	125,000	—	74.36	5/12/15	—	—	—	—
	—	—	—	—	5,500	420,420	—	—
	—	—	—	—	—	—	40,000	3,057,600
	—	—	—	—	32,000	2,446,080	—	—
	125,000	—	65.32	2/12/14	—	—	—	—
	125,000	—	49.02	2/13/13	—	—	—	—
	125,000	—	56.00	2/14/12	—	—	—	—
	125,000	—	69.10	2/16/11	—	—	—	—
	76,645	—	48.44	2/17/10	—	—	—	—
	71,956	—	51.59	1/03/10	—	—	—	—
	17,403	—	59.25	2/16/09	—	—	—	—
	45,348	—	56.84	1/04/09	—	—	—	—
	71,448	—	33.41	1/02/08	—	—	—	—

Frits D. van Paasschen	—	23,000	69.14	3/6/16	—	—	—	—
	150,000	—	77.21	3/29/15	—	—	—	—
	—	150,000	70.01	3/29/15	—	—	—	—
	—	—	—	—	16,648	1,272,573	—	—
	—	—	—	—	3,000	229,320	—	—
	—	—	—	—	—	—	17,900	1,368,276
Peter Swinburn	—	23,000	69.14	3/16/16	—	—	—	—
	5,000	10,000	63.14	5/02/15	—	—	—	—
	25,000	—	74.36	3/15/15	—	—	—	—
	—	—	—	—	3,000	229,320	—	—
	—	—	—	—	—	—	17,900	1,368,276
	20,000	—	65.32	2/12/14	—	—	—	—
	20,000	—	52.57	5/01/13	—	—	—	—
	3,000	—	49.02	2/13/13	—	—	—	—
	2,000	—	56.00	2/14/12	—	—	—	—
	10,000	—	56.00	2/14/12	—	—	—	—
Kevin T. Boyce	81,000	—	69.98	5/12/14	—	—	—	—
	14,000	—	74.36	3/15/15	—	—	—	—
	333	14,667	61.61	7/01/15	—	—	—	—
	—	20,000	69.14	3/16/16	—	—	—	—
	—	—	—	—	3,000	229,320	—	—
	—	—	—	—	—	—	17,900	1,368,276

(1)
On December 21, 2005, the Molson Coors Board of Directors approved the acceleration of the vesting of all outstanding stock options with an exercise price greater than $70.00 (other than those held by non-employee directors).

(2)
This column includes stock options that have not vested as of December 31, 2006, which consist of grants made during 2006. Stock options will vest over a three year period with a third of the options vesting each year; subject to acceleration in the event of a change in control and certain termination events. The 150,000 options granted to Mr. van Paasschen at a grant price of $70.01 represent a special limited stock appreciation right (LOSAR) equity award that will vest in full on May 2, 2007.

(3)
This column includes unvested restricted stock unit grants which cliff vest on the third anniversary of the grant date. Mr. Kiely's 40,000 unvested shares are part of a grant of 60,000 RSUs made on July 1, 2005 vesting over a three year period subject to acceleration in the event of a change in control and certain termination events. Mr. Coors' 32,000 unvested shares are part of a grant of 40,000 RSUs made on July 1, 2005 vesting over a 5 year period. The distribution of vested shares of stock with respect to the aforementioned RSUs grants for Mr. Kiely and Mr. Coors will be deferred until termination of employment. The 8,000 unvested RSUs for Mr. Wolf are part of a grant of 10,000 RSUs made on May 12, 2005 which vest at a rate of 20% per year over five years, subject to acceleration in the event of a change in control and certain termination events.

(4)
Market value of restricted shares of stock that have not vested is calculated by multiplying the number of unvested shares by the 2006 year end closing price of $76.44.

(5)
This column includes amounts of performance stock units which will vest if Earnings Before Interest and Taxes (EBIT) target is achieved, during the five-year performance cycle that began January 1, 2006, subject to continued employment and pro-ration in certain termination events and acceleration in the event of a change in control. Recipients will receive one share of Class B common stock for each PSU that vests upon achievement of the goal.

(6)
Reflects market value of performance shares of stock assuming unvested shares vest in full, calculated by multiplying the number of unvested shares by the 2006 year end closing price of $76.44.

OPTION EXERCISES AND STOCK VESTED DURING 2006

        The following table sets forth the number of shares acquired upon exercising options and stock awards by the Company's named executive officers during 2006.

	OPTION AWARDS		STOCK AWARDS
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Exercise (#)(2)	Value Realized On Vesting ($)(3)
Leo Kiely	15,000 15,000 20,514 15,000 —	482,755 550,105 859,407 402,487 —	— — — — 20,000	— — — — 1,363,000
Timothy V. Wolf	3,000 3,000 3,000 3,000 3,000 3,000 6,000 9,000 16,959 16,041 3,000 100 3,900 —	70,365 65,205 55,425 63,675 66,255 68,445 122,310 189,945 402,542 309,912 66,555 2,558 102,628 —	— — — — — — — — — — — — — 2,000	— — — — — — — — — — — — — 131,760
Peter H. Coors	—	—	8,000	545,200
Frits D. van Paasschen	—	—	—	—
Peter Swinburn	—	—	—	—
Kevin T. Boyce	5,000 2,000	40,645 24,431	— —	— —

(1)
Values stated are the taxable income of each exercise, calculated by subtracting the exercise cost from the fair market value at exercise.

(2)
Issuance of restricted shares for Mr. Kiely (20,000) and Mr. Coors (8,000) is deferred until termination of employment. Issuance of restricted shares to Mr. Wolf were made at the time of vesting.

(3)
Based on July 3, 2006 (the first trading day after the shares vested) closing price of $68.15 with respect to Messrs. Kiely and Coors and May 12, 2006 closing price of $65.88 with respect to Mr. Wolf.

PENSION BENEFITS AT 2006 FISCAL YEAR-END

        The following table sets forth the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the annual retirement benefits for representative years of service and average annual earnings. Such amounts are determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Information regarding the Retirement Plan, the Non-Qualified Plans (SERP and Excess Benefit Plan), and the Salary Continuation Plan (SCP) can be found under the heading "Retirement Benefits" on page 32.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Leo Kiely	Qualified Non-Qualified Plans	14	491,721 1,959,911	— —
Timothy V. Wolf	Qualified Non-Qualified Plans	12	291,092 337,928	— —
Peter H. Coors	Qualified Non-Qualified Plans SCP	36	1,532,712 4,422,358 3,717,211	— — —
Frits D. van Paasschen	Qualified Non-Qualified Plans	2	20,967 41,546	— —
Peter S. Swinburn	Qualified	32	6,489,366	—
Kevin T. Boyce	Non-Qualified Plans	3	113,562	—

United States Participants

        The Company maintains a tax-qualified defined benefit pension plan (the Retirement Plan) for substantially all U.S. employees, including Messrs. Kiely, Wolf, Coors and van Paasschen. The Company also maintains a non-qualified supplemental executive retirement plan (the SERP) and a non-qualified excess benefit plan (the Excess Benefit Plan) for U.S. employees who are affected by federal tax rules limiting the amount of compensation or benefits that such employees may receive under a tax-qualified plan.

        Under the Retirement Plan, salaried exempt participants receive a benefit equal to the sum of the (1) benefits accrued as of June 30, 2005 calculated under the "traditional annuity benefit" formula (determined based on the participant's monthly average compensation and years of benefit service) and (2) benefits accrued after July 1, 2005 calculated under the "salaried exempt" formula (15% of the participant's accumulated base pay). This summary refers to these benefits as the "traditional annuity benefit" and the "salaried exempt benefit", respectively. For purposes of the traditional annuity benefit, a participant's average monthly compensation is defined as the average monthly base salary for the thirty-six highest consecutive months out of the last 120 months of employment, including commissions and amounts deferred by the individual under Internal Revenue Code Section 401(k) and Internal Revenue Code Section 125, but excluding bonuses and overtime pay. For purposes of the salaried exempt benefit, a participant's accumulated base pay is all base pay earned as a "salaried exempt employee" after June 30, 2005. For purposes of both the traditional annuity benefit and the salaried exempt benefit, a participant's normal retirement age under the Retirement Plan is 65 and an employee with at least five years of vesting service may retire as early as age 55. A participant's traditional annuity benefit is reduced 4% per year from age 62 for early retirement based on an employee's age and years of service at retirement; however, his or her traditional annuity benefit is not reduced if

(1) the employee is at least age 62 when payments commence; or (2) as of the date of retirement, the employee's age plus years of service equal at least 85 and the employee has worked for Molson Coors for at least 25 years and has reached the age of 55. A participant's salaried exempt benefit is reduced for early retirement by 4%, compounded annually, for each year payment precedes age 65. The benefit actuarially accrued under the traditional annuity benefit formula is based on a single life annuity. The salaried exempt benefit accrual is based on an actuarially equivalent annual annuity.

        The table above reflects the aggregate present value of both the traditional annuity benefit and the salaried exempt benefit assuming retirement at age 62 with the exception of Mr. Coors. Mr. Coors has age plus service in excess of 85 so his benefit is currently unreduced and the present value reflects retirement at current age.

        For purposes of calculating the frozen traditional annuity benefit under the Retirement Plan and any benefits payable under the non qualified plans related to the traditional annuity benefit formula, average annual compensation and credited years of service for the U.S. named executive officers as of June 30, 2005 are as follows: Mr. Kiely, $781,333 and 12.3 years; Mr. Coors, $746,820 and 34.4 years; Mr. van Paasschen, $625,000 and 0.3 years; and Mr. Wolf, $412,386 and 10.4 years. For purposes of calculating the 15% salaried exempt formula accrual under the Retirement Plan and any benefits payable under the non-qualified plans related to the salaried exempt formula, annual compensation for the U.S. named executive officers for fiscal year 2006 are as follows: Mr. Kiely, $947,500; Mr. Coors, $800,000, Mr. van Paasschen, $639,063 and Mr. Wolf, $540.750.

        As noted above, for employees who are affected by federal tax rules that limit the amount of compensation that may be taken into account in determining the Retirement Plan benefit, including the named executive officers, the Company maintains the SERP. The SERP is designed to provide benefits that would be payable under the Retirement Plan but for the statutory limitations on compensation imposed by the Internal Revenue Code. Total benefits payable are equal to the participant's accrued benefits under the Retirement Plan, without regard to Internal Revenue Service limitations on the amount of compensation that may be used to calculate a participant's benefit, reduced by the participant's actual accrued retirement benefit payable under the Retirement Plan (subject to the Internal Revenue Code limitations). Amounts payable under the SERP are available in the same form as the participant's benefits under the Retirement Plan.

        The Company also maintains the Excess Benefit Plan to provide key executive employees with competitive retirement benefits and encourage the executives to remain employed with the Company. The total benefits payable under the Excess Benefit Plan are equal to the participant's accrued benefit under the Retirement Plan, without regard to any Internal Revenue Code limitations on the amount of annual benefit payable to a participant, reduced by the participant's accrued benefits payable under the qualified plan (subject to the Internal Revenue Code limitations), and further reduced by the participant's benefits payable under the SERP. Amounts payable under the Excess Benefit Plan are available in the same form as the participant's benefits under the Retirement Plan.

        Pursuant to Mr. Kiely's retention agreement of July 1, 2005, he is guaranteed a minimum annual pension of $250,000 at age 62 reduced by .0033 for the number of months the pension payments precede age 62. This guaranteed pension value as of December 31, 2006 exceeds the value of his aggregate pension benefits calculated using the pre-July 1, 2006 and the post-June 30, 2005 pension formulas. Thus, Mr. Kiely's pension in the table above is based on a $250,000 annual pension at age 62 reduced for retirement at December 31, 2006. His change in pension value from 2005 to 2006 is primarily driven by the 12-month change in pension reduction for early retirement age at December 31, 2006 (25 months) minus a (37 month) reduction reflected in the 2005 pension values. Mr. Kiely has a guaranteed minimum benefit from the combination of the formulas above equal to an annual annuity of $250,000 payable at age 62. The benefits will be reduced for early retirement based on age and years of service at retirement; however, benefits are not reduced if at least age 62 when payments commence.

        In addition to the annual benefit from the Retirement Plan, and potential benefits under the Excess Benefit Plan and SERP, Mr. Coors is covered by a salary continuation agreement. This agreement provides for a lump sum cash payment to Mr. Coors upon normal retirement in an amount actuarially equivalent in value to 30% of the his last annual base salary, payable in monthly installments for the remainder of his life, but not less than 10 years. The interest rate used in calculating the lump sum is determined using 80% of the annual average yield of the 10-year Treasury constant maturities for the month preceding the month of retirement.    Using 2006 eligible salary amounts as representative of the last annual base salary, the estimated lump sum amount for Mr. Coors would be based upon an annual benefit of $240,000, paid upon normal retirement.

Canadian Participants

        The Company maintains a defined benefit plan and a defined contribution plan for Canadian employees including Mr. Boyce. The defined benefit plan provides for an annual pension benefit, payable at age 65, equal to 2% of the participant's highest three year average earnings for each year of service. For purposes of calculating benefits under this plan, earnings include base salary and bonus. The benefits to which participants are eligible under the defined benefit plan are reduced by the amount of benefits that the participant is entitled to under the defined contribution plan. Under the defined contribution plan, the Company contributes an amount equal to 5.5% of the participant's base salary to a defined contribution plan. The amount set forth in the table above for Mr. Boyce represents the present value of Mr. Boyce's accumulated benefits under the Company's defined benefit plan, reduced by the present value of the benefits to which Mr. Boyce is entitled under the Company's defined contribution plan.

United Kingdom Participants

        The Company maintains a defined benefit plan for UK employees including Mr. Swinburn. Under the section of the plan in which Mr. Swinburn is enrolled, participants accrue benefits at an accrual rate of 1/30th per year of service times final pensionable pay. Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a "straight line approach" and capped at a maximum of 20 years' service, so as at December 31, 2006, the full benefit of 20/30ths or 66.67% of final pensionable pay has been accrued for Mr. Swinburn. Normal retirement age for executive members of this section of the plan is age 60 although Mr. Swinburn may draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. Once the pension payment has commenced, the benefit is increased each year by a cost of living adjustment subject to a maximum of 5% per year. (For accruals after April 5, 2006, the maximum adjustment has been reduced to 3%.) For purposes of calculating the present value of Mr. Swinburn's accumulated benefits in the table above, the annual cost of living adjustment has been assumed to be 2.5% annually.

NON-QUALIFIED DEFINED CONTRIBUTION AND OTHER DEFERRED COMPENSATION PLANS

        The following table shows the executive contributions, earnings and account balances for the named executive officers in the Company's deferred compensation programs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Leo Kiely(1)	—	1,363,000	165,800	—	1,528,800
Timothy V. Wolf	—	—	—	—	—
Peter H. Coors(1)	—	545,200	66,320	—	611,520
Frits D. van Paasschen(2)	765,153	—	152,592	—	1,030,615
Peter S. Swinburn	—	—	—	—	—
Kevin T. Boyce(3)	—	16,393	896	—	42,634

(1)
Messrs. Kiely and Coors had deferred RSUs vest on July 1, 2006. The value represented under "Registrant Contributions" is the value on the date of vesting using the closing price on that day. The value represented under Aggregate Earnings is the difference between the value at the end of 2006 and the value on the date of vesting. The value under "Aggregate Balance at Last FYE" represents the total RSU value at the end of 2006 using the 2006 year-end closing price of $76.44.

(2)
Mr. van Paasschen contributed $765,153 in 2006 to a deferred compensation plan. The Company does not match any contributions in this plan. The aggregate balance for Mr. van Paasschen is calculated by adding executive/registrant contributions and earnings to the beginning balance of $112,870 and subtracting out any withdrawals or disbursements.

(3)
Molson Canada makes allocations equal to 5.5% of salary to a non-qualified Canadian defined contribution arrangement for Mr. Boyce. Of the 5.5% salary allocation in 2006, the first $16,456 was contributed to a qualified Canadian registered pension plan (the Molson Canada Pension Plan for Salaried Employees) and the balance of $16,393 was credited to a non-qualified unfunded account under the Molson Canada Non-Registered Notional Plan. The non-qualified figures are entered on this table for Mr. Boyce only; however, all defined contribution employer contributions are entered on the Summary Compensation Table on page 34.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Contracts

        The Company has employment agreements in place with Leo Kiely, the Chief Executive Officer of the Company, Peter H. Coors, Vice Chairman of Molson Coors and Executive Chairman of Coors Brewing Company, Frits D. van Paasschen, President and CEO of Coors Brewing Company, Kevin T. Boyce, President and CEO of Molson Canada, and Peter S. Swinburn, President and CEO of Coors Europe & Asia. In addition, certain executive officers of the Company, including Timothy V. Wolf, our Global Chief Financial Officer, participated in the Executive Continuity and Protection Program (ECPP) during 2006.

        Kiely Employment Agreement.    Mr. Kiely's employment agreement took effect on June 27, 2005 (the Effective Date) and has a term of three years provided that on each anniversary of the Effective Date, the term automatically extends for a period of three years from such anniversary, unless at least six (6) months prior to each anniversary, the Company gives notice to Mr. Kiely that his employment will not be so extended. The agreement provided for an initial base salary of $925,000 per year, which has been increased to $1,000,000 for 2007. Mr. Kiely also is eligible for an annual target bonus of at least 100% of his then-annual base salary. Mr. Kiely is also eligible to receive cash and/or equity awards under the Company's Incentive Compensation Plan commensurate with his position and consistent with such awards granted to senior executives of the Company, and to participate in plans and programs made available generally to our senior executives. Pursuant to the agreement, the Company granted Mr. Kiely 60,000 restricted stock units (RSUs) on approximately the Effective Date (the Retention Award) as consideration for Mr. Kiely's continued employment with the Company, and for agreeing to waive any rights under his change in control agreement that were triggered as a result of the Molson Coors merger. The RSUs vest in three equal annual installments on the anniversary of their grant date. The agreement also provides, that as further consideration for Mr. Kiely agreeing to waive any rights under his change in control agreement and remain with the Company, the aggregate accrued benefit payable to him at age 62 under the Company's defined benefit retirement plans will not be less than $250,000 (provided that such amount will be reduced in the event that the payment commences prior to age 62).

        The agreement also provides that in the event that Mr. Kiely's employment is terminated by the Company for reasons other than for "cause" or by Mr. Kiely for "good reason," the Company will pay Mr. Kiely:

  •
  accrued and unpaid amounts earned by Mr. Kiely until the date of termination;

  •
  base salary through the end of the year in which the termination occurs and a target bonus for the year in which the termination occurs;

  •
  the amount by which the (1) product of (x) three and (y) Mr. Kiely's annual base salary and his target bonus, exceeds (2) the value of the Retention Award on the date of grant; and

  •
  75% of Mr. Kiely's then annual base salary.

        Upon such termination, all restrictions on awards of restricted stock or RSUs and other stock-based awards (other than stock options) will be cancelled and such awards will vest and any stock options and other equity awards that were scheduled to vest within 36 months after such termination will also vest.

        Under the employment agreement, "cause" will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct, or willful failure to perform duties. "Good reason" will arise if the Company materially breaches the agreement.

        The agreement provides that, in certain situations, the Company will make additional payments to Mr. Kiely to offset excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code on payments otherwise payable under the agreement.

        In conjunction with entering into the employment agreement, Mr. Kiely entered into a confidentiality and non-competition agreement with the Company. This agreement provides that during the term of his employment with the Company and for a period of 12 months thereafter, Mr. Kiely will not:

  •
  within the United States, Canada, the United Kingdom or Brazil, directly or indirectly own, manage, operate, control, be employed by, serve as a consultant to or otherwise participate in any business that has services or products competitive with those of the Company, or develop products or services competitive with those of Company;

  •
  cause or attempt to cause any individual who is, or at any time during the preceding three months, was an executive or management employee of the Company (Senior Employee) and who is then employed by the Company, to leave the employ of the Company;

  •
  actively recruit or cause to be actively recruited any Senior Employee to work for any organization of, or in which Mr. Kiely is an officer, director, employee, consultant, independent contractor or owner of an equity interest;

  •
  cause to be hired any Senior Employee to work for any organization of, or in which Mr. Kiely is an officer, director, employee, consultant, independent contractor or owner of an equity interest; or

  •
  solicit, divert or take away, or attempt to take away, the business or patronage of any client, customer or account, or prospective client, customer or account, of the Company which were contacted, solicited or served by Mr. Kiely while employed by the Company.

        The agreement also provides that Mr. Kiely will not: (i) use, copy, disclose, divulge, transmit, convey, transfer or otherwise communicate any confidential information to any person or entity, either directly or indirectly, without the Company's prior written consent; or (ii) disclose to the Company any confidential information or trade secrets of former employers or other entities that Mr. Kiely has been associated with.

        Coors Employment Agreement.    We also entered into an employment agreement with Mr. Coors which took effect on June 27, 2005 (the Effective Date) and has substantially the same terms as the agreement with Mr. Kiely including severance, except that, Mr. Coors has a base salary of $825,000, a target bonus percentage of 80% of his annual base salary and received 40,000 RSUs on approximately the Effective Date which vest over a five year period.

        In conjunction with entering into the employment agreement, Mr. Coors also entered into a confidentiality and non-competition agreement with the Company, which agreement contains substantially the same terms and conditions as the confidentiality and non-competition agreement between Mr. Kiely and the Company described above.

        van Paasschen Employment Agreement.    Mr. van Paasschen's employment agreement took effect on February 28, 2005. The agreement provides for an annual base salary of $625,000, to be reviewed annually, and a target accrued bonus opportunity of 75% of base salary, participation in plans and programs applicable to senior executive officers, and a special volume growth bonus opportunity through 2007. The annual base salary was set at $663,000 for 2007. Mr. van Paasschen also received a sign-on bonus. In the event Mr. van Paasschen's employment is terminated by the Company for reasons other than for cause, Mr. van Paasschen is entitled to receive a severance payment equal to one times his annual base salary and target bonus at the time of termination. The agreement also provides that in the event that Mr. Kiely leaves the Company after three years and Mr. van Paasschen is not selected to succeed him, Mr. van Paasschen will be eligible to leave the Company and receive a severance payment equal to two times his then base salary and target bonus. Mr. van Paasschen also entered into an Inventions and Nondisclosure Agreement containing prohibitions on the disclosure of confidential information and non-competition provisions.

        Boyce Employment Agreement.    Mr. Boyce's employment agreement took effect on February 6, 2004. The agreement provides for an annual base salary which was set at $620,602 (based on applicable exchange rates as of April 2, 2007) for 2007. The agreement also provides for certain Company benefits including: participation in the Company's retirement plans; life insurance; long term disability; a Company-provided automobile; club member initiation fees and dues; financial counseling and tax return preparation; and four weeks of vacation annually. In the event that Mr. Boyce's employment with the Company is terminated other than for cause, disability, retirement or death, the agreement provides for Mr. Boyce to receive a severance payment in the form of the continuation of his base salary and benefits for a period of 24 months. The agreement also contains non-compete and non-solicitation of employees provisions.

        Swinburn Employment Agreement.    Mr. Swinburn's employment agreement took effect on March 20, 2002. The agreement provides that Mr. Swinburn's employment may be terminated by the Company by giving 24 months prior written notice or by Mr. Swinburn by giving six months prior written notice. Pursuant to the terms of the agreement, Mr. Swinburn was granted 2,000 stock options in February 2002. The agreement provides for an annual base salary which was set at $690,167 (based on applicable exchange rates as of April 2, 2007) for 2007. The agreement also provides for certain Company benefits including: participation in the Company's retirement plans and equity incentive plan; life insurance; a Company provided automobile; and 31 days of vacation annually. The agreement also contains non-compete and non-solicitation of employees provisions as well as prohibitions on the use of confidential information.

        Executive Continuity and Protection Program.    Certain Coors executive officers who had change in control agreements prior to the merger of Molson and Coors, including Timothy V. Wolf, our Global Chief Financial Officer, participate in the Company's Executive Continuity and Protection Program (ECPP). After the consummation of the merger of Coors and Molson, Molson Coors offered the ECPP to pre-merger Coors employees who were otherwise entitled to change in control severance payments in certain situations as a result of the merger. The purpose of the ECPP was to provide certainty in the composition of Molson Coors' management by restructuring change in control agreements to preclude management employees from leaving Molson Coors as a result of the merger and receiving change in control severance benefits. Employees who were party to change in control agreements who did not agree to participate in the ECPP were terminated. Under the terms of the ECPP, the employee's change in control payment converted to a retention bonus (equal to two times base salary and target bonus) to be earned by the employee as follows: 50% on February 9, 2006 (the first anniversary of the merger) and the remaining 50% on February 9, 2007. Under the terms of the ECPP, the actual retention bonus earned is subject to a 10% increase for an "above target" review for the immediately preceding year, or a 10% reduction for a "below target" review. In addition, employees participating in the ECPP agreed to waive all rights under the change in control agreement including certain stock option rights, pension and supplemental retirement plan benefits and other benefits to which the employee would otherwise have been entitled under the applicable change in control agreement.

        The ECPP provides that upon termination of employment prior to February 9, 2007 by Molson Coors without "cause" or by the employee for "good reason," which includes a reduction in base salary (other than as part of a general reduction applicable to comparable management employees) or failure to provide the reasonable opportunity to participate in incentive, bonus, equity-based and other plans and programs in which executives with comparable duties participate or any failure to provide the compensation contemplated thereby, the employee would be entitled to a severance benefit that, when combined with the retention bonus, will approximate the cash portion of the change in control severance that would have been paid in such circumstances under the existing change in control agreement. Such severance benefit would be equal to the sum of: (1) base salary through the end of the then-current fiscal year plus an amount equal to the greater of (A) his or her target bonus for the year of termination or (B) his or her annual incentive bonus (the Target Bonus); (2) the full amount of any unpaid retention bonus (at the "on target" level); and (3) the excess, if any, of (A) two times the sum of base salary and the greater of (1) the Target Bonus and (2) the highest actual annual incentive bonus in fiscal years 2002, 2003 and 2004 over (B) the total retention bonus at the "on target" level.

Potential Payments Upon Termination or Change in Control

        In addition to the employment contracts, we maintain plans and programs, including the Incentive Compensation Plan, which obligates the Company to make payments or provide benefits upon termination of employment or a change in control.

        The tables below reflect the incremental amount of compensation payable to each of the named executive officers in the event of various termination scenarios. The amounts shown assume that such termination was effective as of December 31, 2006 and the value of our common stock was $74.66, the year-end closing price. The amounts do not include benefits earned or vested as of December 31, 2006, or benefits provided under insurance or regular programs available to salaried employees generally. The actual amounts that would be paid upon a named executive officer's termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive officer's age. Information regarding equity awards, pension benefits and deferred compensation amounts as of December 31, 2006 are set forth in the tables on pages 39 to 45.

	LEO KIELY
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$2,749,650	$2,749,650	$0	$0
Excise Tax Gross-up	$0	$0	$0	$2,702,080	$0	$0
	PETER H. COORS
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$2,455,600	$2,455,600	$0	$0
Excise Tax Gross-up	$0	$0	$0	$2,322,090	$0	$0
	TIMOTHY V. WOLF
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$1,380,714	$1,380,714	$854,351	$854,351
	FRITS D. VAN PAASSCHEN
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$1,126,563	$1,126,563	$0	$0

	PETER SWINBURN
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$1,378,995	$1,378,995	$0	$0
Benefits & Perquisites
Pension Value(1)	$1,939,014	$0	$1,939,014	$1,939,014	$0	$0
Health & Welfare Benefits	$0	$0	$5,472	$5,472	$0	$0
Total Benefits & Perquisites	$1,939,014	$0	$1,944,486	$1,944,486	$0	$0
Total Severance	$1,939,014	$0	$3,323,481	$3,323,481	$0	$0

(1)
Mr. Swinburn has an unreduced retirement facility as part of his agreement with the Company. The pension value in this table represents the incremental present value of the unreduced retirement facility at age 55.

	KEVIN T. BOYCE
	Voluntary Resignation/ Retirement	Involuntary For Cause	Involuntary Without Cause	Involuntary w/o Cause/Change in Control	Death	Disability
Cash Severance
Total Cash Severance	$0	$0	$1,183,634	$1,183,634	$0	$0
Benefits & Perquisites
Non-Qualified Pension—Defined Contribution	$0	$0	$39,273	$39,273	$0
Qualified Pension—Defined Contribution	$0	$0	$46,440	$46,440	$0	$0
Health and Welfare Benefits	$0	$0	$5,149	$5,149	$0	$0
Life Insurance	$0	$0	$5,645	$5,645	$0	$0
Post-Retirement Medical	$0	$0	$5,149	$5,149	$0	$0
Perquisites	$0	$0	$67,896	$67,896	$0	$0

Total Benefits & Perquisites	$0	$0	$169,552	$169,552	$0	$0
Total Severance	$0	$0	$1,353,186	$1,353,186	$0	$0

        In addition to the foregoing cash amounts, the named executive officers would also be entitled to pro-rata or full acceleration of vesting of outstanding equity awards in the event of termination of employment and to acceleration of vesting of all outstanding equity awards in the event of a change in control. For this purpose, a change in control will occur if an individual or group acquires voting stock of the Company sufficient to have more voting power than the combined Pentland, 4280661 Canada Inc. and Adolph Coors, Jr. Trust (voting trusts), there is an unwelcome change in the majority of the Board or a merger or other business combination occurs and the voting trusts no longer hold more than fifty percent of the voting power. The following table summarizes the impact of the termination scenarios and change in control upon the equity awards outstanding as of December 31, 2006. Except as noted, the described effect applies to the awards held by all participants in the Incentive Compensation Plan and not just the named executive officers. Information regarding the outstanding equity awards held by the named executive officers at year end is set forth on pages 39 and 40.

TERMINATION OF EMPLOYMENT

Type of Award	Voluntary Resignation	Death/Disability	Retirement Eligible at Death, Disability, Resignation, Termination without Cause	Termination for Cause	Termination w/o Cause; Quit for Good Reason	Change in Control
Stock Options and LOSARS	No additional vesting	No additional vesting	Full vesting	No additional vesting; forfeiture	No additional vesting(1)	Full vesting
RSUs	No additional vesting	Pro-rata vesting(2)	Pro-rata vesting(2)	No additional vesting; forfeiture	No additional vesting(2)(3)	Full vesting
PSUs(4)	No additional vesting	Pro-rata vesting	Pro-rata vesting	No vesting; forfeiture	No additional vesting	Full vesting

(1)
For Messrs. Kiely and Coors, full vesting under employment agreements and for Mr. Wolf partial vesting for options scheduled to vest prior to December 31, 2008, under the ECPP.

(2)
For Messrs. Kiely and Coors, full vesting of retention-related RSUs granted in 2005 and for Mr. van Paasschen, full vesting of 2006 retention-related RSUs, in the event of death, disability or involuntary termination without cause or quit for good reason. No pro-rata vesting for retirement.

(3)
For Messrs. Kiely and Coors, full vesting of annual RSU awards under employment agreement.

(4)
Pro-rated amount vests only if PSUs vest during performance cycle. Pro-rated based portion of performance period elapsed as of termination of employment.

DIRECTOR COMPENSATION

        Molson Coors uses a combination of cash and stock-based incentive compensation to attract and retain qualified Directors to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, the skill level required by the Company of members of the Board, as well as the compensation of directors at similarly-situated companies. As with executive officers, we have a minimum share ownership requirement for directors.

Compensation Paid to Board Members

        The chairman of the Board receives an annual retainer of $400,000. All other directors, except for Messrs. Kiely and Coors, receive an annual retainer of $65,000. In addition, all directors, except for Messrs. Kiely and Coors, receive an annual grant of 1,500 restricted stock units which vest in full three years from the date of grant or upon the director's retirement. The Chair of the Audit Committee receives additional annual compensation of $10,000, and the Chair of the Compensation and Human Resources Committee receives additional annual compensation of $8,000. All retainer amounts are paid in equal quarterly installments. In addition, directors receive an additional payment of $1,000 per committee meeting attended, provided that directors who are executive officers of the Company are not entitled to such payments, and such payments do not apply to attendance at meetings of the Nominating Committee. All directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with other company business.

        The Compensation and Human Resources Committee reviews and makes recommendations to the Board annually with respect to the form and amount of director compensation and benefits for directors. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

        Stock Ownership Guidelines.    The Board has adopted stock ownership guidelines applicable to Board members. Under these guidelines, we require Board members to own, within five years of joining the Board, shares of the Company's stock with a market value equal to at least five times the annual retainer paid to the directors. Each of our directors is currently in compliance with these guidelines.

        Directors Stock Plan.    In 2006, the Board adopted a Directors Stock Plan. Under the terms of this Plan, non-employee directors may elect to receive 50% or 100% of their annual retainer in the form of either (i) shares of Company common stock, or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of Company common stock when the Director's service on the Board terminates. The number of shares of Company stock or DSUs that will be issued to participating directors is determined by dividing the amount of cash retainer that would otherwise be payable by the fair market value of the Company's common stock on the date of determination.

        The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2006. None of the non-employee directors received option awards, non-equity incentive plan compensation, pension or other non-qualified deferred compensation for the fiscal year ended December 31, 2006; accordingly, the respective columns have been omitted from the following table.

DIRECTOR COMPENSATION FOR 2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)
Francesco Bellini	69,000	97,995		166,995
Melissa Coors Osborn	65,000	97,995		162,995
Franklin Hobbs	71,000	97,995		168,995
Gary Matthews	67,000	97,995		164,995
Eric Molson	400,000	97,995		497,995
Andrew Molson	65,000	97,995		162,995
David O'Brien	71,000	97,995		168,995
Pamela Patsley	79,000	97,995		176,995
H. Sanford Riley	73,250	97,995		171,245
John Cleghorn	67,000	97,995		164,995
Charles Herington	66,000	97,995		163,995
Rosalind Brewer	56,708	114,328	(3)	171,036

(1)
In the third quarter of 2006 Directors were given the option of electing to defer retainer fees and chair committee fees into deferred stock units (DSUs) or receiving these fees currently in shares. The following directors elected to receive their third and fourth quarter retainer 100% in DSUs, rather than cash: Messrs. Bellini, Hobbs, O'Brien, Cleghorn, Herington, and H. Sanford Riley. Mr. Riley received an additional amount of DSUs for his quarterly fee as chair of the Compensation and Human Resources Committee. Ms. Brewer elected to defer 50% of her quarterly retainer in DSUs and receive the remainder in cash. The fair market value of all third quarter DSU grants was $68.66 per DSU and $76.57 per DSU of all fourth quarter DSU grants. At the end of fiscal year 2006, Messrs. Bellini, Hobbs, O'Brien, Cleghorn and Herington each held 450 DSUs, Mr. Riley held 505 DSUs and Ms. Brewer held 226 DSUs. DSUs are payable in shares of common stock on a one-for-one basis upon leaving the Board.

(2)
Directors received an annual grant of 1,500 RSUs on May 18, 2006, valued at $97,995 on the date of grant. This value was also the accounting expense recognized on the grant date. The RSUs vest according to a three-year cliff schedule, subject to acceleration upon retirement from the Board or a change in control. As of the end of fiscal year 2006 the aggregate number of unvested restricted shares held by each Director was 3,000, except for Ms. Brewer, who held 1,750 and Mr. Matthews, who held 2,250.

(3)
Ms. Brewer received an additional RSU grant of 250 shares with a FMV of $65.33 per RSU, valued at $16,333 on the date of grant. This value was also the accounting expense booked on grant date. These RSUs will vest on May 12, 2008, subject to acceleration upon retirement from the Board or a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Molson Coors' executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors. Based on an examination of these reports and on written representations provided to Molson Coors, all such reports have been timely filed other than the following which were inadvertently filed after the required date for filing: (1) a late Form 4 was filed for each of Mr. Bellini, Ms. Brewer, Messrs. Cleghorn, Herington, Hobbs, O'Brien, Riley and Sanford reporting each director's receipt of a deferred stock unit grant in lieu of cash, and (2) a late Form 4 was filed for Mr. Kiely reporting his receipt of stock and option grants.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in Molson Coors. Hiring and placement decisions are made based upon merit, and compensation packages are offered that are commensurate with policies in place for all employees of Molson Coors. Melissa Coors Osborn, a director of Molson Coors, is employed by Coors Brewing Company (CBC) and is paid a base salary of $98,800 in addition to cash bonuses, which in 2006 totaled $27,669. Geoff Molson is employed by Molson and is paid a base salary of $186,211in addition to cash bonuses, which in 2006 totaled $67,341 under the Sales Incentive Plan of the Molson USA, LLC business. Peter J. Coors is employed by CBC and is paid a base salary of $83,000 in addition to cash bonuses, which in 2006 totaled $21,700. Christien Coors Ficeli is employed by CBC and is paid a base salary of $101,008 in addition to cash bonuses, which in 2006 totaled $27,573.

        We purchase a large portion of our paperboard packaging from Graphic Packaging Corporation (GPC), a related party. The Adolph Coors Jr. Trust and various Coors family trusts, collectively through Adolph Coors Company LLC, beneficially own 42.1% of our Class A voting common stock, 13.3% of our Class B common stock, and approximately 30.41% of GPC's common stock. Our payments under the packaging agreement in 2006, 2005 and 2004 totaled approximately $74 million, $75.3 million and $104.5 million, respectively. We expect payments in 2007 to be approximately the same as in 2006.

        We are also a limited partner in a real estate development partnership in which a subsidiary of GPC is the general partner. The partnership owns, develops, operates and sells certain real estate previously owned directly by us. We received no distributions from this partnership in 2006.

        Andrew Molson is a shareholder and an employee of Res Publica Consulting Group, Inc., a parent company of National Public Relations, Inc., which provides public relations services to Molson Coors from time to time. The amount of payments for such services in 2006 was approximately $202,500.

        In February 2007, the Board adopted formal policies and procedures for the review, approval and ratification of "related party" transactions. Under the procedures, the Audit Committee is responsible for reviewing all transactions in which (i) the aggregate amount involved will or is expected to exceed

$100,000, (ii) the Company is a participant, and (iii) any "related party" has or will have a direct or indirect interest. A "related party" is generally (i) any person who is, or was since the beginning of the last fiscal year, an executive officer or director of the Company, (ii) a greater than 5% beneficial owner of the Company's stock, or (iii) immediate family members of any of the foregoing. In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee takes into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        Because the transactions described above pre-date the adoption of the Board's policies and procedures in February 2007, the transactions have not yet been approved or ratified. In accordance with the policies and procedures, these and other transactions subject to the policies and procedures will be approved or ratified, as appropriate, going forward.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        To be eligible for inclusion in Molson Coors' proxy statement for the 2008 Annual Meeting of Stockholders, stockholder proposals must have been received by Molson Coors by February 16, 2008.

        For nominations of persons to stand for election to the Board or other business to be properly brought before an annual meeting by a stockholder (other than with respect to any proposal of business to be considered by the stockholders at an annual meeting of stockholders, by stockholders of record of Molson Coors who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors), the Bylaws require that such stockholder be entitled to vote at the meeting and must have given timely notice of the stockholder proposal in writing to the Corporate Secretary of Molson Coors, and such other business must be a proper matter for action by holders of the class of stock held by such stockholder. To be timely for the 2008 Annual Meeting of Stockholders, a stockholder's notice shall have been delivered to the Corporate Secretary at the principal executive offices of Molson Coors no earlier than January 17, 2008 and no later than February 16, 2008; provided, however, that in the event that the date of any subsequent annual meeting is advanced by more than twenty (20) days, or delayed by more than ninety (90) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate as a director to be elected by the holders of the class of stock held by such stockholder, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Molson Coors' books, and of any such beneficial owner and (ii) the class and number of shares of Molson Coors which are owned beneficially and of record by such stockholder and such beneficial owner.

        All notices for stockholder proposals and director nominations should be sent to Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202 or 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5.

OTHER BUSINESS

        As of the date of this proxy statement, Molson Coors received no proposal, nomination for director or other business submitted in accordance with its Bylaws for consideration at the annual meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the annual meeting. However, if any other business should properly come before the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the annual meeting.

By order of the Board of Directors,

Samuel D. Walker
Senior Vice President, Global Chief Legal Officer,
and Secretary

April 7, 2007

APPENDIX A

MOLSON COORS BREWING COMPANY

INDEPENDENCE STANDARDS

        A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:

  a.
  a director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

  b.
  a director has received or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;

  c.
  a director (i) is or has an immediate family member who is a current partner of a firm that is the Company's internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  d.
  a director is or has an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

  e.
  a director is currently employed, or a director's immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or two percent of that entity's consolidated gross revenues; or

  f.
  a director, or a director's immediate family serves as an officer, director or trustee of a charitable organization, where the Company's discretionary contributions are in an amount that exceeds the greater of $1 million or two percent of the charitable organization's consolidated gross revenues.

        For purposes of this Appendix A, "immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director's home; and "Company" includes any subsidiary in the consolidated group with the Company.

A-1

VOTE BY INTERNET—www.proxyvote.com
MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
CLASS A COMMON
VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	MOLSC1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOLSON COORS BREWING COMPANY

Vote on Directors

1.	Election of Directors
					For All	Withhold All	For All Except
Nominees:	(01) (02) (03) (04) (05) (06)	Francesco Bellini Rosalind G. Brewer Peter H. Coors Franklin W. Hobbs IV W. Leo Kiely III Gary S. Matthews	(07) (08) (09) (10) (11)	Eric H. Molson Andrew T. Molson Melissa Coors Osborn Pamela H. Patsley H. Sanford Riley	☐	☐	☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

Vote on Proposal

The Board of Directors recommends a vote FOR the following proposal:

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2006.	☐	☐	☐

Please be sure to sign and date this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

VOTING INSTRUCTIONS FOR

holders of Class A Exchangeable Shares of Molson Coors Canada Inc.

or participants in certain Molson Coors retirement plans,

for the Annual Meeting of Stockholders of

Molson Coors Brewing Company (the "Company")

to be held on May 16, 2007

(Must be received no later than May 11, 2007.)

If applicable, the individual(s) signing on the reverse side of this card, hereby instruct(s) and direct(s) the relevant trustee (as identified in the proxy statement) to vote or cause to be voted all the voting rights of the Company related to the shares or exchangeable shares held of record by the undersigned at the close of business on March 20, 2007, in accordance with the instructions noted hereon.

IF NO INSTRUCTION IS GIVEN AND YOU SIGN THE CARD, THE RESPECTIVE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE PURSUANT TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE PROVIDE YOUR INSTRUCTIONS, DATE AND SIGN THIS PROXY CARD AND RETURN PROMPTLY, OR VOTE BY INTERNET OR TELEPHONE AS DIRECTED ON THE REVERSE SIDE.

MOLSON COORS BREWING COMPANY

1225 l7TH STREET SUITE 3200 DENVER, COLORADO 80202	1555 NOTRE DAME STREET EAST MONTRÉAL, QUÉBEC, CANADA H2L 2R5

Proxy for Annual Meeting of Stockholders to be held on May 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints W. Leo Kiely III and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the annual meeting of stockholders to be held on May 20, 2007, or any adjournment or postponement thereof and to vote thereat, as designated below, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on March 20, 2007, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET—www.proxyvote.com
MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
CLASS B COMMON
VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	MOLSC3	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOLSON COORS BREWING COMPANY

Vote on Directors

1.	Election of Directors
			For All	Withhold All	For All Except
Nominees:	(01) (02) (03)	John E. Cleghorn Charles M. Herington David P. O'Brien	☐	☐	☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

Please be sure to sign and date this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

VOTING INSTRUCTIONS FOR

holders of Class B Exchangeable Shares of Molson Coors Canada Inc.

or participants in certain Molson Coors retirement plans,

for the Annual Meeting of Stockholders of

Molson Coors Brewing Company (the "Company")

to be held on May 16, 2007

(Must be received no later than May 11, 2007.)

If applicable, the individual(s) signing on the reverse side of this card, hereby instruct(s) and direct(s) the relevant trustee (as identified in the proxy statement) to vote or cause to be voted all the voting rights of the Company related to the shares or exchangeable shares held of record by the undersigned at the close of business on March 20, 2007, in accordance with the instructions noted hereon.

IF NO INSTRUCTION IS GIVEN AND YOU SIGN THE CARD, THE RESPECTIVE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE PURSUANT TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE PROVIDE YOUR INSTRUCTIONS, DATE AND SIGN THIS PROXY CARD AND RETURN PROMPTLY, OR VOTE BY INTERNET OR TELEPHONE AS DIRECTED ON THE REVERSE SIDE.

MOLSON COORS BREWING COMPANY

1225 l7TH STREET SUITE 3200 DENVER, COLORADO 80202	1555 NOTRE DAME STREET EAST MONTRÉAL, QUÉBEC, CANADA H2L 2R5

Proxy for Annual Meeting of Stockholders to be held on May 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints W. Leo Kiely III and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the annual meeting of stockholders to be held on May 16, 2007, or any adjournment or postponement thereof and to vote thereat, as designated below, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on March 20, 2007, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS on May 16, 2007
PROXY STATEMENT
BACKGROUND
INFORMATION FOR HOLDERS OF EXCHANGECO STOCK
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS (Proposal No. 1)
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
RATIFY APPOINTMENT OF AUDITORS (Proposal No. 2)
AUDIT COMMITTEE REPORT
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
BENEFICIAL OWNERSHIP
MANAGEMENT AND EXECUTIVE COMPENSATION
Executive Officers
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
SUBMITTED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
SUMMARY COMPENSATION TABLE FOR 2006
GRANTS OF PLAN BASED AWARDS FOR 2006
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006
OPTION EXERCISES AND STOCK VESTED DURING 2006
PENSION BENEFITS AT 2006 FISCAL YEAR-END
NON-QUALIFIED DEFINED CONTRIBUTION AND OTHER DEFERRED COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
TERMINATION OF EMPLOYMENT
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR 2006
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND RELATIONSHIPS
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER BUSINESS
MOLSON COORS BREWING COMPANY INDEPENDENCE STANDARDS